Exhibit 4.1

EXECUTION VERSION

QCP AL REIT, LLC,

QCP SNF WEST REIT, LLC,

QCP SNF CENTRAL REIT, LLC

and

QCP SNF EAST REIT, LLC,

as Issuers,

the other GUARANTORS named herein,

as Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and as Notes Collateral Agent

INDENTURE

Dated as of October 17, 2016

8.125% Senior Secured Second Lien Notes due 2023

i

EXHIBIT INDEX

Exhibit A	—	Form of Initial Note
Exhibit B	—	Form of Transferee Letter of Representation
Exhibit C	—	Form of Supplemental Indenture

INDENTURE, dated as of October 17, 2016, among QCP AL REIT, LLC, QCP SNF West REIT, LLC, QCP SNF Central REIT, LLC and QCP SNF East REIT, LLC (collectively, the “Issuers” and each, an “Issuer”), the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (together with its successors and assigns, the “Notes Collateral Agent”).

The Issuers have duly authorized the creation of an issue of 8.125% Senior Secured Second Lien Notes due 2023 and, to provide therefor, the Issuers have duly authorized the execution and delivery of this Indenture.  All things necessary to make the Notes (as defined below), when duly issued and executed by the Issuers and authenticated and delivered hereunder, the valid and binding obligations of the Issuers and to make this Indenture a valid and binding agreement of the Issuers have been done.

THIS INDENTURE WITNESSETH

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $750,000,000 aggregate principal amount of the Issuers’ 8.125% Senior Secured Second Lien Notes due 2023 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”):

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.  Set forth below are certain defined terms used in this Indenture.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person is merged into or consolidated with QCP or any of its Restricted Subsidiaries or becomes (including by redesignation) a Restricted Subsidiary of QCP or that is assumed in connection with an acquisition from such Person by a Restricted Subsidiary of QCP and Indebtedness encumbering any property or asset acquired from such Person; provided, however, that Indebtedness of such Person that is redeemed, repurchased, defeased, discharged, retired or otherwise repaid (or for which an irrevocable deposit is made in an amount sufficient to effect the foregoing) at the time of or immediately upon consummation of or substantially concurrently with the transactions by which such Person is merged into or consolidated with QCP or any of its Restricted Subsidiaries or becomes (including by redesignation) a Restricted Subsidiary of QCP or such acquisition shall not be deemed to be Indebtedness.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield as of the earlier of (a) such redemption date and (b) the date on which such Notes are defeased or satisfied and discharged, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after  November 1, 2019, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated by the Issuers on the third Business Day immediately preceding the redemption date, plus, in the case of each of clauses (1) and (2), 0.50%.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, prior to the effectiveness of the Spin-Off, HCP and its Subsidiaries (other than QCP and its Subsidiaries) shall not be affiliates of QCP and its Subsidiaries.

“After-Acquired Property” means any property or assets (other than Excluded Property) of the Issuers or any Subsidiary Guarantor that secures or is required to secure any First Priority Lien Obligations (including any Secured Bank Indebtedness) that is not already subject to the Lien under the Security Documents.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on November 1, 2019  (such redemption price being described in the first paragraph in Section 5 of the Note exclusive of any accrued and unpaid interest) plus (ii) all required remaining scheduled interest payments due on such Note through  November 1, 2019 (but excluding accrued and unpaid interest to such redemption date), computed using a discount rate equal to the Adjusted Treasury Rate at such redemption date, over (B) the principal amount of such Note on such redemption date.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by QCP or any of its Restricted Subsidiaries to any Person other than QCP or any of its Restricted Subsidiaries of:

(1)                                 all or any of the Capital Stock of any Restricted Subsidiary of QCP;

(2)                                 all or substantially all of the assets that constitute a division or line of business of QCP or any of its Restricted Subsidiaries; or

(3)                                 any property and assets of QCP or any of its Restricted Subsidiaries outside the ordinary course of business of QCP or such Restricted Subsidiary;

provided, however, that “Asset Sale” shall not include:

(1)                                 the lease or sublease of any real estate asset and guarantees of any such lease or sublease, other than a ground lease with respect to which all or substantially all of the rent is paid upon execution or within the first year after execution or sublease thereof;

(2)                                 sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

(3)                                 the sale, conveyance, transfer, disposition or other transfer (including by way of merger or consolidation) of all or substantially all of the assets of QCP and its Restricted Subsidiaries taken as a whole in accordance with Section 5.01;

(4)                                 the license or sublicense of software, intellectual property or other general intangibles;

(5)                                 the issuance of Capital Stock by a Restricted Subsidiary of QCP to QCP or another Restricted Subsidiary of QCP or in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned, directly or indirectly, by QCP after giving effect to such issuance is at least equal to the percentage interest prior to such issuance;

(6)                                 the surrender or waiver of contract rights; expirations or terminations or unwindings of contracts or agreements; or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(7)                                 any Restricted Payment not prohibited by Section 4.09 (including any transaction expressly permitted thereby) or a Permitted Investment;

(8)                                 sales, transfers or other dispositions of assets or the sale or issuance of Capital Stock with a fair market value not in excess of $15.0 million in any transaction or series of related transactions;

(9)                                 sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy Section 4.11(c)(5), Section 4.11(c)(6) or Section 4.11(c)(7);

(10)                          sales or other dispositions of cash or Temporary Cash Investments;

(11)                          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in a bankruptcy or similar proceeding and factoring and similar arrangements;

(12)                          the unwinding or terminations of Hedging Obligations;

(13)                          the creation, granting, perfection or realization of any Lien not prohibited under this Indenture and any exercise of remedies in respect thereof;

(14)                          Section 1031 exchanges and other exchanges for Replacement Assets or other replacement property or assets in the ordinary course of business;

(15)                          the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of QCP and its Restricted Subsidiaries, taken as a whole;

(16)                          sales, exchanges, transfers or other dispositions or the abandonment of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in QCP’s reasonable judgment, are no longer used or useful in the business of QCP or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;

(17)                          foreclosure, condemnation or any similar action with respect to any property or other assets, including transfers or dispositions of such property or other assets subject thereto;

(18)                          any disposition of Capital Stock of a Restricted Subsidiary of QCP pursuant to an agreement or other obligation with or to a Person (other than QCP or any of its Restricted Subsidiaries) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(19)                          any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by QCP or any of its Restricted Subsidiaries otherwise permitted by this Indenture;

(20)                          sales of Unrestricted Subsidiaries or joint ventures that are not Subsidiaries, or Capital Stock or other Investments therein, or assets thereof;

(21)                          any sales, transfers or other dispositions (a) pursuant to the Transaction Agreements or otherwise in connection with the Transactions and any transactions related thereto, including sales, transfers or other dispositions of Capital Stock and other property to HCP or any of its Subsidiaries or (b) of the Specified Assets;

(22)                          the issuance or sale of directors’ qualifying shares; and (b) the issuance, sale or transfer of Capital Stock of foreign Restricted Subsidiaries of QCP to foreign nationals to the extent required by applicable law;

(23)                          receivables owing to QCP or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as QCP or any such Restricted Subsidiary deems reasonable under the circumstances; and

(24)                          the lapse or abandonment in the ordinary course of business of any registrations or application for registration of any patents, trademarks, copyrights, and other intellectual property rights no longer used or useful in the conduct of the business of QCP or its Restricted Subsidiaries; any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition or use of such property.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.  For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by the lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)                                 the sum of the products of:

(x)                                 the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

(y)                                 the amount of such principal payment; by

(2)                                 the sum of all such principal payments.

“Bankruptcy Proceeding” means, with respect to any Person, either:

(1)                                 a court of competent jurisdiction enters a decree or order for:

(a)                                 relief in respect of such Person or any Subsidiary of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(b)                                 appointment of a receiver, liquidator, assignee custodian, trustee, sequestrator or similar official of such Person or any Subsidiary of such Person or for all or substantially all of the property and assets of such Person or any Subsidiary of such Person, or

(c)                                  the winding up or liquidation of the affairs of such Person or any Subsidiary of such Person; or

(2)                                 Such Person or any Subsidiary of such Person:

(a)                                 commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(b)                                 consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or such Subsidiary or for all or substantially all of the property and assets of such Person or such Subsidiary, or

(c)                                  effects any general assignment for the benefit of its creditors.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or its manager (or, in the case of a limited partnership, of its general partner) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the place of payment are authorized or required by law, regulation or executive order to close.

“C Corporation” means an entity that is treated as a corporation for U.S. federal income tax purposes.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock and all options, warrants or other rights issued by such Person to purchase Capital Stock of such Person; provided that, for the avoidance of doubt, any debt securities convertible into or exchangeable (in whole or in part) for such shares, interests, participations or other equivalents shall not constitute Capital Stock unless and until (and to the extent) actually converted into or exchanged for such shares, interests, participations or other equivalents.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.  For clarity purposes, (i) GAAP for purposes of this definition shall be deemed GAAP as in effect on the Issue Date, (ii) for the avoidance of doubt, any lease that is properly accounted for by such Person as an operating lease as of the Issue Date and any similar lease entered into after the Issue Date by such Person will be accounted for as an operating lease and not as a Capitalized Lease and (iii) the Master Lease will be accounted for as an operating lease and not as a Capitalized Lease.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“CFC” means any direct subsidiary of an Issuer or Guarantor that is a “controlled foreign corporation” within the meaning of section 957 of the Code.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                 any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of QCP and its subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (other than to QCP or its restricted subsidiaries); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of QCP and its subsidiaries shall not constitute a Change of Control;

(2)                                 a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of QCP on a fully diluted basis;

(3)                                 a “change of control” occurs under other indebtedness having an aggregate principal amount in excess of $125.0 million outstanding; or

(4)                                 QCP and Parent cease to own, directly or indirectly, all of the Capital Stock of each of the Issuers other than the REIT Preferred Stock, other than pursuant to a transaction permitted under this Indenture.

Notwithstanding the foregoing: (A) any holding company, all or substantially all of the assets of which are comprised of QCP or any 100% direct or indirect parent company of QCP, shall not itself be considered a “person” or “group”; (B) the transfer of assets between or among QCP’s Restricted Subsidiaries and QCP shall not itself constitute a Change of Control; (C) the term “Change of Control”

shall not include a merger or consolidation of QCP with or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of QCP’s assets to, an affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing QCP in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (D) any transaction in which QCP acquires HCRMC shall not itself constitute a Change of Control; (E) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement; and (F) the Transactions and any transactions related thereto shall not constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Consolidated Debt Service Charges” means, for any period for QCP and its Restricted Subsidiaries, the sum of, without duplication (a) Consolidated Interest Expense payable in cash, plus (b) scheduled principal payments on funded Indebtedness (excluding any balloon or final payment), in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) gains and losses from unwinding or break-funding of Hedging Obligations, (ii) write-offs of unamortized deferred financing fees, (iii) prepayment fees, premiums and penalties, and (iv) other unusual or non-recurring items.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to November 1, 2019, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to November 1, 2019.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of two, or such lesser number as is obtained by the Issuers, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated EBITDA” means, for any period, Consolidated Net Income of QCP and its Restricted Subsidiaries for such period plus, to the extent such amount was deducted in calculating such Consolidated Net Income (without duplication):

(1)                                 Consolidated Interest Expense;

(2)                                 provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;

(3)                                 depreciation and amortization (including without limitation amortization or impairment write-offs of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period);

(4)                                 the amount of (x) costs, fees and expenses in connection with any Specified Transaction and becoming a separate operating company and (y) integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time direct transaction or restructuring costs incurred in connection with acquisitions;

(5)                                 proceeds from any business interruption insurance;

(6)                                 any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors, consultants and employees of QCP or any of its Restricted Subsidiaries;

(7)                                 all extraordinary, non-recurring or non-cash fees, costs or expenses for such period, together with any related provision for taxes;

(8)                                 business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of retention, severance, systems establishment costs and contract termination costs) in an amount not to exceed 15% of Consolidated EBITDA for such period;

(9)                                 costs associated with initiating public company reporting, informational technology implementation and other similar start-up costs;

(10)                          costs, fees and expenses associated with entering into new leases and lease restructuring; and

(11)                          all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made) including any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill) and long lived assets pursuant to GAAP, less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for QCP and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Interest Expense” means, for any period of QCP and its Restricted Subsidiaries, interest expense determined in accordance with GAAP, but including, in any event, the interest component under Capitalized Lease Obligations and the implied interest component under securitization transactions and excluding, in any event, (a) amortization of deferred financing fees, debt discounts, debt issuance costs, commissions and expenses, (b) swap breakage costs, (c) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition or disposition and (d) any expense resulting from the accretion of discounts or amortization of premiums related to the assumption or issuance of debt.

“Consolidated Net Income” means with respect to QCP and its Restricted Subsidiaries, for any period, the aggregate net income (or loss) (before giving effect to cash dividends or preferred stock of QCP or charges resulting from the redemption of preferred stock of QCP) of QCP and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however that the following items shall be excluded in computing Consolidated Net Income, without duplication:

(1)                                 The net income of any Person, other than QCP or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or cash equivalents to QCP or any Restricted Subsidiary by such Person during such period;

(2)                                 The net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period; provided however that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments made in cash (or to the extent converted into cash) or Temporary Cash Investments to QCP or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(3)                                 The cumulative effect of a change in accounting principles; and

(4)                                 Any after-tax gains or losses attributable to asset sales;

provided, however, that Consolidated Net Income for the period from September 30, 2016 through the Spin-Off Completion Date shall be determined as if the Spin-Off and the other Transactions occurred at the beginning of such period, as reasonably determined by the Issuers.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Coverage Rate” means 1.30 for all Government Reimbursed Properties and 1.10 for all Non-Government Reimbursed Properties.

“Credit Agreement” means the Credit Agreement, to be entered into on the Spin-Off Completion Date, by and among Issuers as borrowers, QCP, Parent and certain subsidiaries of QCP as guarantors, the lenders party thereto in their capacities as lenders thereunder and Barclays Bank PLC, as administrative agent, together with the related documents thereto (including any Notes, guarantee agreements and security documents), as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by QCP to not be included in the definition of “Credit Agreement”).

“Credit Facility” means (i) the Credit Agreement and (ii) whether or not the Credit Agreement remains outstanding, if designated by QCP to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Facility Collateral Agent” means the “Collateral Agent” (or similar entity) under the Credit Facility Documents and any successor thereto in such capacity.

“Credit Facility Documents” means the collective reference to the agreements and other instruments governing any Credit Facility, any Notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Debt Service Coverage Ratio” means, with respect to QCP and its Restricted Subsidiaries, for any Four Quarter Period, (x) at any time prior to a Material Amendment, the Specified EBITDA for such Four Quarter Period and (y) at any time following a Material Amendment or with respect to any fiscal quarter prior to the occurrence of a Material Amendment, QCP reasonably determines that it cannot adequately determine the HCR Tenant EBITDAR, Consolidated EBITDA for such Four Quarter Period, in each case to Consolidated Debt Service Charges for such Four Quarter Period.

The Debt Service Coverage Ratio calculated both prior to and anytime following a Material Amendment shall be calculated assuming that: (1) such Indebtedness and any other Indebtedness incurred by QCP or any of its Restricted Subsidiaries since the first day of such Four Quarter Period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred on the first day of such period; (2) the repayment or retirement of any other Indebtedness by QCP or any of its Restricted Subsidiaries since the first day of such Four Quarter Period had been repaid or retired on the first day of such period (except that, in making such computation, the amount of any revolving Indebtedness under any Credit Facility, line of credit or similar facility shall be computed based upon the average daily balance of such Indebtedness during such period); and (3) in the case of any acquisition or disposition by QCP or any of its Restricted Subsidiaries of any asset or group of assets (whether by merger, consolidation, stock purchase or sale, or asset purchase or sale) or other placement of any assets in service or removal of any assets from service by QCP or any of its Restricted Subsidiaries, in each case with a fair market value (as determined in good faith by QCP or any of its Restricted Subsidiaries) exceeding $10.0 million, from the first day of such Four Quarter Period, such acquisition, disposition, placement in service or removal from service and any related repayment or retirement of Indebtedness had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service being included in such pro forma calculation. If the Indebtedness giving rise to the need to make the calculation described above or any other Indebtedness incurred after the first day of the relevant Four Quarter Period bears interest at a floating rate, then, for purposes of calculating interest expense, the interest rate on such Indebtedness will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire Four Quarter Period. For purposes of the foregoing, Indebtedness will be deemed to be incurred by QCP or any of its Restricted Subsidiaries whenever QCP or any of its Restricted Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“defeasance” means either Legal Defeasance or Covenant Defeasance.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by QCP or any of its Restricted Subsidiaries in connection with an Asset Sale (other than the stock and assets described in Section 4.11(b)(3), that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of QCP, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, with respect to any First Priority Lien Obligations, (a) payment in full in immediately available funds of the principal of, and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed or allowable in the proceeding) accrued on, all outstanding Indebtedness included in such First Priority Lien Obligations after or concurrently with the termination of all commitments to extend credit thereunder (other than, if applicable, pursuant to cash management agreements or hedge agreements secured by such First Priority Lien Obligations, in each case as permitted under the relevant document evidencing such First Priority Lien Obligation or as to which reasonably satisfactory arrangements have been made with the relevant bank providing such cash management or hedges, as applicable, or their respective Affiliates, as the case may be), (b) with respect to any letters of credit or letters of credit guaranties that may be outstanding in respect of any First Priority Lien Obligations, termination or delivery of cash collateral, backstop letters of credit or other credit support in respect thereof in an amount and manner in compliance with the relevant document evidencing such First Priority Lien Obligation, and (c) payment in full in immediately available funds of any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than in respect of contingent indemnification and expense reimbursement claims not then due); provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such First Priority Lien Obligations.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)                                 required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;

(2)                                 redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than in exchange for Capital Stock that is not Disqualified Stock); or

(3)                                 convertible into or exchangeable for Capital Stock of the type referred to in clause (1) or (2) above or Indebtedness having a scheduled final maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided, however, that only the portion of Capital Stock which is so redeemable or required to be redeemed prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute

Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock specifically provide that such Person will not repurchase or redeem any such stock pursuant to such provisions (x) unless such repurchase or redemption complies with Section 4.09 or (y) prior to any purchase of the Notes as are required to be purchased pursuant to Sections 4.07 and 4.11.  Disqualified Stock shall not include (i) Capital Stock which is issued to any plan for the benefit of employees of QCP or its Subsidiaries or by any such plan to such employees solely because it may be required to be redeemed or repurchased by QCP or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations, or (ii) Capital Stock issued to any future, present or former employee, director, officer or consultant of QCP or its Subsidiaries (or any direct or indirect parent thereof) which is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, shareholders’ agreement or similar agreement.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia other than any Restricted Subsidiary that is a FSHCO.

“DTC” means The Depository Trust Company and any successor thereto.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (but excluding any debt security that is convertible into or exchangeable for capital stock).

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of QCP or any direct or indirect parent of QCP.

“Escrow Account” means a segregated account, under the sole control of the Escrow Agent, that includes only cash denominated in U.S. dollars and Permitted Escrow Investments, the proceeds thereof and interest earned thereon.

“Escrow Agent” means Wilmington Trust, National Association, together with its successors in such capacity.

“Escrow Agreement” means the Escrow and Security Agreement, dated the Issue Date, among the Issuers, QCP, HCP, the Trustee and the Escrow Agent, relating to the Notes, as amended, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Escrow Condition” means delivery by QCP to the Escrow Agent and the Trustee of an Officer’s Certificate instructing the Escrow Agent to release the funds and certifying that, prior to or concurrently with the release of funds from the Escrow Account, that the following conditions have been met: (i) the Spin-Off shall have been consummated on the date of release of the Escrowed Property in all material respects as described under “Summary-The Transactions” in the Offering Memorandum, including entering into the agreements and arrangements described under “Our Relationship with HCP” in the Offering Memorandum; (ii) borrowings under the Credit Agreement will be available in an aggregate amount sufficient, when taken together with the Escrowed Property and any other cash or Permitted Escrow Investments available to the Issuers, to consummate the Spin-Off and pay related fees and expenses; and (iii) the Issuers and the Guarantors have entered into the Security Documents and have become parties to this Indenture, as applicable.

“Escrow Release Date” means the date upon which the Escrow Condition is satisfied.

“Escrowed Property” means initial funds deposited in the Escrow Account, and all other funds, securities, interest, dividends, distributions and other property and payments credited to the Escrow Account (less any property and/or funds paid in accordance with the Escrow Agreement).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Property” means the property and other assets of the Issuers and the Subsidiary Guarantors that is excluded from the grant of security interests in favor of the Notes Collateral Agent pursuant to the terms of this Indenture and the Security Documents.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness on the Issue Date of QCP, its Subsidiaries and any Person that becomes a Subsidiary of QCP on the Spin-Off Completion Date (including guarantees thereof), except for the Notes, Indebtedness Incurred under the Credit Facility and Indebtedness Incurred under the Unsecured Credit Facility.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy or a value that is fair and otherwise on market terms.  For purposes of determining compliance with the provisions of Article Four, any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $50.0 million will be as determined in good faith by the Board of Directors of QCP and otherwise by the principal financial or accounting officer of QCP acting in good faith, each of whose determination will be conclusive.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness and (ii) if such Hedging Obligations or obligations in respect of cash management services have been secured in the collateral that secures the First Priority Lien Obligations, all other obligations of an Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or obligations in respect of cash management services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder on the Spin-Off Completion Date or at the time of entry into such Hedging Obligations or obligations in respect of cash management services; provided that no additional obligations shall constitute First Priority Lien Obligations unless such obligations become subject to the Intercreditor Agreement.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Four Quarter Period” means, for purposes of calculating the Debt Service Coverage Ratio and the components thereof, the then most recently completed four fiscal quarters for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 4.15; provided, however, that with respect to calculating the Debt Service Coverage Ratio or any Debt Incurrence Test for any four quarter period ending on or prior to December 31, 2017:

(1)                                 Consolidated EBITDA for the period from September 30, 2016 through the Spin-Off Completion Date, shall be determined as if the Spin-Off and the other Transactions occurred at the beginning of such period, as reasonably determined by the Issuers;

(2)                                 Specified EBITDA for the period from September 30, 2016 through the Spin-Off Completion Date, shall be determined as if the Spin-Off and the other Transactions occurred at the beginning of such period, as reasonably determined by the Issuers; and

(3)                                 Consolidated Debt Service Charge shall be computed as follows:

(A)                               for the four (4) fiscal quarter period ended March 31, 2017, Consolidated Interest Expense for the one fiscal-quarter period then ended shall each be multiplied by 4;

(B)                               for the four (4) fiscal quarter period ended June 30, 2017, Consolidated Interest Expense for the two fiscal-quarter period then ended shall each be multiplied by 2; and

(C)                               for the four (4) fiscal quarter period ended September 30, 2017, Consolidated Interest Expense for the three fiscal-quarter period then ended shall each be multiplied by 1 1/3.

“FSHCO” means any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries of QCP that are CFCs and/or of one or more FSHCOs.

“Funds From Operations” means, with respect to QCP and its Restricted Subsidiaries, for any period, the Consolidated Net Income of QCP and its Restricted Subsidiaries for such period after adjustments for unconsolidated partnerships and joint ventures, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was deducted in calculating such Consolidated Net Income):

(1)                                 gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;

(2)                                 non-cash asset impairment charges;

(3)                                 non-cash charges related to redemptions or repurchases of Preferred Stock of QCP;

(4)                                 any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of QCP and its Restricted Subsidiaries;

(5)                                 the amortization of financing fees and the write-off of financing costs;

(6)                                 any other non-cash charges associated with the sale or settlement of any interest rate swap or other hedging or derivative instruments;

(7)                                 costs, fees and expenses associated with entering into new leases and lease restructuring;

(8)                                 non-recurring costs, fees and expenses associated with litigation; and

(9)                                 the amount of (x) costs, fees and expenses in connection with any Specified Transaction and becoming a separate operating company and (y) integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time direct transaction or restructuring costs incurred in connection with acquisitions;

provided, however, that Funds From Operations for the period from September 30, 2016 through the Spin-Off Completion Date shall be determined as if the Spin-Off and the other Transactions occurred at the beginning of such period, as reasonably determined by the Issuers.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  Except as otherwise specifically provided in this Indenture, all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP.  For clarity purposes, any change in GAAP requiring leases that were previously classified as operating leases (or which, had they been entered into prior to the Spin-Off Completion Date, would have been treated as an operating lease on the Spin-Off Completion Date) to be treated as Capitalized Leases shall be disregarded and such leases shall continue to be, or shall be, treated as operating leases consistent with GAAP as in effect immediately before such change in GAAP became effective.

“Government Reimbursed Properties” means healthcare facilities in respect of which 51% or more of revenues are generated from reimbursements under Medicare, Medicaid and other government programs for payment of services rendered by healthcare providers (i.e., skilled nursing facilities, hospitals, etc.).

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including by way of a pledge of assets, of all or any part of any Indebtedness.  The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means QCP, Parent, and each Subsidiary Guarantor and any other Person that enters into a Notes Guarantee.

“HCP” means HCP, Inc., a Maryland corporation.

“HCRMC” means HCR ManorCare, Inc. and its Subsidiaries.

“HCR Tenant EBITDAR” means, with respect to any property for the most recently completed Four Quarter Period, the sum of (i) the net income of HCRMC with respect to such property for such period, excluding any non-recurring or extraordinary gains and losses, plus (ii) an amount which, in the determination of net income for such period pursuant to clause (i) above, has been deducted for or in connection with (without duplication) (a) interest expense with respect to such property (plus, amortization of deferred financing costs, to the extent included in the determination of interest expense under GAAP), (b) income taxes with respect to such property, (c) depreciation and amortization with respect to such property, (d) rent expense paid to QCP and its Restricted Subsidiaries with respect to such property (as reasonably determined based on allocated rent expense under the Master Lease), (e) allocated corporate overhead fees and expenses and allocated general and administrative expenses, all determined in accordance with GAAP, (f) allocated costs and expenses relating to litigation, including regulatory and defense costs, (g) allocated costs, fees and expenses relating to the settlement of claims with the Department of Justice, (h) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising under GAAP, (i) any net after-tax extraordinary, non-recurring or unusual gains or losses and charges and (j) allocated charges resulting from increases in general liability and property liability reserves and reserves for deferred tax assets. HCR Tenant EBITDAR shall be calculated on a pro forma basis with respect to any property acquired or transitioned during such Four Quarter Period.

“Hedging Obligations” means obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) Currency Agreements and Interest Rate

Agreements, commodity swap agreements, commodity cap agreements, commodity collar agreements or foreign exchange contracts and any other agreements or arrangements designed to hedge or protect such Person against, or transfer or mitigate, fluctuations in interest rates or currency exchange rates and (ii) other hedge or swap or option or put/call agreements entered into as part of or in connection with an issuance of convertible Indebtedness, and, in the case of clause (i), not for speculative purposes.

“Holder” means any registered holder on the books of the Registrar, from time to time, of the Notes.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)                                 all indebtedness of such Person for borrowed money;

(2)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement);

(4)                                 all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables and obligations to the extent payable through the issuance of Capital Stock;

(5)                                 all Capitalized Lease Obligations and Attributable Debt;

(6)                                 all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)                                 all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person (excluding Permitted Non-Recourse Guarantees until such time as they become primary obligations of, and payments are due and required to be made thereunder by, such Person or any of its Restricted Subsidiaries); and

(8)                                 to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Hedging Obligations.

The amount of Indebtedness of any Person at any date, unless otherwise specified above or below, shall be the outstanding balance at such date of all unconditional obligations of the type described above appearing (other than letters of credit and Hedging Obligations) as a liability on a balance sheet of the specified Person prepared in accordance with GAAP and, with respect to obligations under any guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

(A)                               the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

(B)                               Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

(C)                               Indebtedness shall not include any liability required to be recognized as a result of variable interest accounting unless such Person is otherwise legally liable for such liability;

(D)                               Indebtedness shall not include any indemnification, earnouts, adjustment or holdback of purchase price, non-compete, consulting, deferred taxes and similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition

(E)                                Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations Incurred in the ordinary course of business;

(F)                                 In the case of clause (4) above, the amount of such Indebtedness shall be the net present value thereof determined in accordance with GAAP; and

(G)                               In the case of clause (8) above, the amount of such Indebtedness shall be zero unless and until such Indebtedness shall be terminated, modified or replaced in part, in which case the amount of such Indebtedness shall be the termination, modification or replacement payment then due thereunder by such Person.

(H)                              For the avoidance of doubt, it is understood and agreed that (i) any obligations of such Person in respect of cash management or similar agreements and (ii) any obligations of such Person in respect of employee deferred compensation and benefit plans or similar arrangements shall not constitute Indebtedness.  For the avoidance of doubt, for purposes of calculating the total amount of Indebtedness, there shall be excluded any Indebtedness or portion thereof which has been defeased, discharged, repurchased, retired, redeemed, otherwise acquired or repaid (or for which an irrevocable deposit is made in an amount sufficient to effect the foregoing).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Issuer or Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Issuer or Guarantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Issuer or Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except to the extent permitted by the Credit Facility Documents or Notes Documents or any other documents establishing any other First Priority Lien Obligations or Other Second Lien Obligations, as applicable) or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Issuer or Guarantor.

“Intercreditor Agreement” means (i) the intercreditor agreement entered into in connection with the incurrence of the Credit Agreement among the Issuers, the Credit Facility Collateral Agent and the Notes Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture or (ii) any replacement thereof or other intercreditor agreement that contains terms not materially less favorable to the Holders of the Notes than the intercreditor agreement referred to in clause (i).

“Institutional Accredited Investor” or “IAI” means an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means the date or dates specified for the payment of interest of the Notes as specified in the Note.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement but excluding (i) advances to customers, distributors, operators and trade credit in the ordinary course of business that are, in conformity with GAAP, recorded as accounts or rents receivable on the consolidated balance sheet of QCP and its Restricted Subsidiaries and endorsements for collection or deposits arising in the ordinary course of business, and (ii) commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)                                 the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)                                 the fair market value of the Capital Stock (or any other Investment), held by QCP or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary of QCP;

provided, however, that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary of QCP shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.09:

(i)                                     “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to QCP or any of its Restricted Subsidiaries)) of any Restricted Subsidiary of QCP at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(ii)                                  the fair market value of the assets (net of liabilities (other than liabilities to QCP or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as (or is merged or consolidated or liquidated into or otherwise becomes (including by redesignation)) a Restricted Subsidiary of QCP shall be considered a reduction in outstanding Investments; and

(iii)                               any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer;

provided further, that the amount of any Investment shall be reduced by the amounts received by QCP and its Restricted Subsidiaries with respect to such Investment, including sale or liquidation proceeds from dispositions of any portion of such Investment (including from sales of Capital Stock, bonds, notes, debentures or other similar instruments) and principal, interest, dividends, distributions, other payments, repayments of loans or advances, other transfers of assets, the satisfaction, release, expiration, discharge, defeasance, repurchase, redemption cancellation or reduction (other than by means of payments by QCP or any of its Restricted Subsidiaries) of Indebtedness or other obligations payable to (or guaranteed by) QCP or any Restricted Subsidiary of QCP.

“Issue Date” means October 17, 2016.

“Junior Lien Obligations” means the Obligations with respect to other Indebtedness permitted to be incurred under this Indenture, which is by its terms intended to be secured by the Collateral on a basis junior to the Notes; provided such Lien is permitted to be incurred under this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance or lien of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) that has not been terminated or released.

“Master Lease” means the Master Lease and Security Agreement, dated as of April 7, 2011, between the Restricted Subsidiaries of QCP set forth therein and HCR III Healthcare, LLC, as such agreement has been or will be amended, restated, supplemented, waived or replaced.

“Material Amendment” means any amendments or waivers to, or replacements or terminations of, individually or in the aggregate, the Master Lease that occurs after the Spin-Off Completion Date and results in the reduction of the aggregate cash monthly rent payable thereunder by more than 20%.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1)                                 with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to QCP or any of its Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or Temporary Cash Investments, net of:

(a)         brokerage commissions, sales commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale;

(b)         provisions for all taxes actually paid or payable as a result of such Asset Sale by QCP and its Restricted Subsidiaries, taken as a whole, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(c)          payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;

(d)         so long as after giving pro forma effect to any such distribution (i) the aggregate principal amount of all outstanding Indebtedness (net of cash and Temporary Cash Investments) of QCP and its Restricted Subsidiaries on a consolidated basis at the time of declaration is not greater than 60% of QCP’s Total Assets, and (ii) no Default or Event of Default shall have occurred and be continuing, for any taxable period (or portion thereof) during which QCP or any of its Subsidiaries has elected, or intends to elect, to be subject to tax as a real estate investment trust under the Code, and intends to (and reasonably believes in good faith that it will) qualify as a real estate investment trust for U.S. federal income tax purposes, the amount required to be distributed to the holders of QCP’s Capital Stock as a result of such Asset Sale in order to maintain the status of QCP or any such Subsidiary, as applicable, as a real estate investment trust under the Code and to avoid the payment of any excise tax or any income tax by QCP or any such Subsidiary, as applicable; and

(e)          amounts reserved by QCP and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

(2)                                 with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to QCP or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes actually paid or payable as a result thereof after taking into account any available tax credits or deductions and any tax sharing arrangements.

“NOI” means, with respect to any property for the applicable Four Quarter Period, (a) rental payments and other revenues received in cash by QCP or any Restricted Subsidiary (whether in the nature of base rent, minimum rent, percentage rent, additional rent, proceeds of rent loss or business interruption insurance or otherwise, but exclusive of (x) security deposits, earnest money deposits, advance rentals, reserves for capital expenditures, charges, expenses or items required to be paid or reimbursed by the tenant thereunder, except, with respect to any of the foregoing in this clause (x), to the extent applied in satisfaction of any tenant’s obligations for rent or to the extent QCP or any Restricted Subsidiary otherwise becomes entitled to retain the same, and (y) proceeds from a sale of such property) pursuant to the facility leases applicable to such property or otherwise, minus (b) all expenses paid by QCP or any Restricted Subsidiary and not reimbursed by a person that is not QCP or any of its Restricted

Subsidiaries (excluding interest but including an appropriate accrual for property taxes and insurance net of cash reserves therefor held by QCP or any Restricted Subsidiary) related to the ownership, operation or maintenance of such property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such property, but specifically excluding general overhead expenses, debt service charges, depreciation and income taxes and other non-cash expenses of QCP and its Restricted Subsidiaries and any property management fees).

“Non-Government Reimbursed Properties” means healthcare facilities that are not Government Reimbursed Properties (i.e., assisted living facilities, independent living facilities, memory care facilities, medical office buildings, etc.).

“Notes” means, collectively, the Issuers’ 8.125% Senior Secured Second Lien Notes due 2023 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture.

“Notes Collateral Agent” means Wilmington Trust, National Association, acting as notes collateral agent under this Indenture and under the Security Documents and any successor thereto in such capacity.

“Notes Documents” means this Indenture, the Notes, the Notes Guarantees, the Security Documents and the Intercreditor Agreement.

“Notes Guarantee” means a guarantee by each Guarantor for payment of the Notes by such Guarantor.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Notes Guarantees and the Security Documents.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses, indemnity claims and other monetary obligations accrued during the pendency of an Insolvency Proceeding, whether or not constituting an allowed claim in such proceeding); provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee, the Notes Collateral Agent and each Paying Agent and Registrar.

“Offer to Purchase” means an offer to purchase Notes by the Issuers from the Holders commenced by sending a notice to the Trustee and each Holder electronically or by first class mail at its registered address or otherwise in accordance with the applicable procedures of the Depository stating:

(1)                                 the covenant pursuant to which the offer is being made and that, subject to the satisfaction or waiver of any conditions to such offer, all Notes validly tendered and not withdrawn will be accepted for payment on a pro rata basis or otherwise as provided in the applicable covenant;

(2)                                 the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is given) (the “Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)                                 that, unless the Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)                                 that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form titled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice or otherwise in accordance with the Depository’s applicable procedures prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)                                 subject to the terms of such offer, that Holders will be entitled to withdraw their election by using the designated system in accordance with and subject to the Depository’s applicable procedures or, in the case of certificated notes only, if the Paying Agent receives, not later than the expiration date of the offer, facsimile transmission or letter to the Depository, as applicable, setting forth the name of such Holder, the principal amount of Notes delivered for purchase and, if applicable, a statement that such Holder is withdrawing its election to have such Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, subject to the terms and conditions of the offer, the Issuers shall:

(i)                                     accept for payment on a pro rata basis (or otherwise as provided in the applicable covenant) Notes or portions thereof validly tendered and not withdrawn pursuant to an Offer to Purchase;

(ii)                                  deposit with the Paying Agent money in U.S. dollars sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

(iii)                               promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuers.

To the extent funded by the Issuers and/or Guarantors, as applicable, the Paying Agent shall promptly pay to the Holders so accepted (or otherwise in accordance with the Depository’s applicable procedures) an amount equal to the purchase price, and the Trustee shall promptly authenticate and give to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered (except that in the case of Notes held in book entry form, the Trustee shall hold such global Notes as custodian for the Depository); provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.  The Issuers will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Notes pursuant to an Offer to Purchase.

“Offering” means the sale of the Initial Notes as described in the Offering Memorandum.

“Offering Memorandum” means the Final Offering Memorandum, dated September 30, 2016 pursuant to which the Notes issued on the Issue Date were offered to investors.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Chief Accounting Officer, the Controller, the Assistant Controller, the Secretary or any Vice-President of such Person or its sole member or general partner.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers, by one Officer of QCP or the Issuers.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of, or counsel to, Parent, the Issuers or a Guarantor.

“Other Second Lien Obligations” means other Indebtedness of QCP and the Restricted Subsidiaries that is equally and ratably secured with the Notes as permitted by this Indenture and is designated by QCP as an Other Second Lien Obligation in an Officer’s Certificate delivered to the trustee; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Security Documents.

“Outside Date” means December 15, 2016.

“Parent” means QCP Holdco REIT, LLC, the direct parent of the Issuers and the direct subsidiary of QCP.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with the Notes or the Notes Guarantee thereof by such Guarantor, as applicable.  For purposes of determining whether Indebtedness ranks pari passu in right of payment with other Indebtedness, there shall not be taken into account collateral securing any such Indebtedness, structural subordination, lien subordination or provisions that apply proceeds or amounts received by the borrower, obligor or issuer following a default or exercise of remedies in a certain order of priority.

“Permitted Business” means any business, the majority of whose revenues are derived from (i) the business or activities of QCP and its Subsidiaries as of the Spin-Off Completion Date, (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in QCP’s good faith business judgment constitutes a reasonable diversification of business conducted by QCP and its Subsidiaries.

“Permitted Escrow Investments” means any of the following investments:

(1)                                 Marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(2)                                 Marketable debt securities issued by U. S. Government-sponsored enterprises, U. S. federal agencies, U. S. federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

(3)                                 Certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1;

(4)                                 Deposit accounts with any bank that is insured by the Federal Deposit Insurance Corporation and whose long-term obligations are rated A2 or better by Moody’s and/or A or better by S&P;

(5)                                 Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1;

(6)                                 Money market mutual funds that are registered with the SEC under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa-mf by Moody’s and/or AAAm by S&P, including such funds for which the Escrow Agent, the Trustee or any of their respective affiliates provides investment advice or other services;

(7)                                 Tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “Aa2” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P); and

(8)                                 Repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (1) and (2) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (3) above.

All rating requirements are based on the time of purchase.

“Permitted Investment” means:

(1)                                 an Investment in (a) QCP or any of its Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become (including by redesignation) a Restricted Subsidiary of QCP or be merged or consolidated with or into, or liquidated or wound-up into or transfer or convey all or substantially all its assets to, QCP or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person, provided that such Investment held by such Person was not acquired by such Person in contemplation of such Person so becoming a Restricted Subsidiary of QCP;

(2)                                 Investments in cash and Temporary Cash Investments;

(3)                                 Investments made by QCP or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11 or from any other disposition or transfer of assets not constituting an Asset Sale;

(4)                                 Investments represented by guarantees that are otherwise permitted under this Indenture;

(5)                                 payroll, travel, moving, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6)                                 Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business, and receivables created or acquired in the ordinary course of business;

(7)                                 any Investment acquired solely in exchange for Capital Stock, including options, warrants or other rights to acquire such shares of Capital Stock (other than Disqualified Stock) of QCP, which QCP did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;

(8)                                 any Investment existing on the Issue Date of QCP, its Subsidiaries or any Person that becomes a Subsidiary of QCP on the Spin-Off Completion Date, or otherwise contemplated by the Transactions or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification, replacement or renewal of any such Investment or binding commitment existing on the Issue Date;

(9)                                 Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of $175.0 million and 3.6% of QCP’s Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date, including as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), and as otherwise calculated in the definition of “Investment”; not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(10)                          obligations under Hedging Obligations otherwise permitted under this Indenture;

(11)                          Permitted Mortgage Investments;

(12)                          any transaction which constitutes an Investment to the extent permitted and made in accordance with Section 4.12(b) (except transactions pursuant to Sections 4.12(b)(1), (5), (9) and (10));

(13)                          any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(14)                          pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for the payment of rent, in each case incurred in the ordinary course of business;

(15)                          any Investment acquired by QCP or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts or rents receivable held by QCP or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts or rents receivable or (b) as a result of a foreclosure by QCP or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(16)                          any Investment consisting of a loan or advance to officers, directors or employees of QCP or any of its Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of QCP not to exceed $10.0 million at any one time outstanding (and the cash proceeds thereof shall not be applied to permit the payment of any other Restricted Payment) or (b) made in the ordinary course of business not to exceed $10.0 million at any one time outstanding;

(17)                          any Investment made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by QCP and any of its Restricted Subsidiaries in connection with such plans;

(18)                          entering into Permitted Non-Recourse Guarantees (it being understood that any payments or other transfers made pursuant to such Permitted Non-Recourse Guarantees will not be permitted by this clause (18));

(19)                          additional Investments not to exceed the greater of (x) $175.0 million and (y) 3.6% of QCP’s Total Assets at any time outstanding (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date, including as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), and as otherwise calculated in the definition of “Investment”; not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(20)                          Investments in tenants and property managers (a) in an aggregate amount not to exceed the greater of (x) $60.0 million and (y) 1.2% of QCP’s Total Assets at any time outstanding or (b) constituting advances to fund the alteration, improvement, exchange, replacement, modification or expansion of leased improvements or fixtures required to be made pursuant to the Master Lease or a comparable or similar provision of another lease;

(21)                          Investments in joint ventures in an aggregate amount not to exceed the greater of $500.0 million and 10.0% of QCP’s Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date, including as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), and as otherwise calculated in the definition of “Investment”; not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause);

(22)                          any purchase of Indebtedness under the Notes or any Credit Facility, in each case, including the guarantees related thereto; and

(23)                          Investments in bonds, notes, loans or other Investments acquired solely as a means of implementing government tax or economic incentive programs relating to property or assets used in, and/or permitted public costs in connection with, a Permitted Business, and which shall be repaid from tax revenues.

“Permitted Liens” means, with respect to any Person:

(1)                                 pledges or deposits and other Liens granted by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for the payment of rent, in each case Incurred in the ordinary course of business;

(2)                                 Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)                                 Liens for taxes, assessments or other governmental charges not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(4)                                 Liens with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)                                 minor survey or title defects, covenants, conditions, declarations, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)                                 (A) Liens on assets of a Restricted Subsidiary that is not an Issuer or a Guarantor securing Indebtedness of a Restricted Subsidiary that is not an Issuer or a Guarantor permitted to be Incurred pursuant to Section 4.08;

(B)                               (x) Liens on Collateral securing Secured Bank Indebtedness and (y) Liens on Collateral securing Obligations in respect of Other Second Lien Obligations Incurred in compliance with the Debt Incurrence Tests;

(C)                               Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 4.08(4)(Q) (or (4)(E) to the extent it guarantees any such Indebtedness); and

(D)                               Liens securing the Notes Obligations in respect of Notes issued on the Issue Date;

(7)                                 Liens existing on the Issue Date or Liens on any Person that becomes a Subsidiary of QCP on the Spin-Off Completion Date (other than Liens in favor of the lenders under the Credit Facility and Liens securing the Notes Obligations);

(8)                                 Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary (other than Liens created or Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, so long as such Liens replace Liens existing at the time such Person becomes a Subsidiary (or immediately prior thereto) that were not created or Incurred in connection with, or in contemplation of, such Person becoming such a Subsidiary); provided, further, however, that such Liens may not extend to any other property owned by QCP or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(9)                                 Liens on assets or property at the time QCP or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into QCP or any Restricted Subsidiary; provided, however, that such Liens are not created or

Incurred in connection with, or in contemplation of, such acquisition (other than Liens created or Incurred in connection with, or in contemplation of, such acquisition, so long as such Liens replace Liens existing at the time of such acquisition (or immediately prior thereto) that were not created or Incurred in connection with, or in contemplation of, such acquisition); provided, further, however, that the Liens may not extend to any other property owned by QCP or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10)                          Liens securing Indebtedness or other obligations of QCP or a Restricted Subsidiary owing to an Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.08; provided Liens on assets or property of an Issuer or a Guarantor shall not secure Indebtedness or other obligations owing to a Restricted Subsidiary that is not an Issuer or a Guarantor;

(11)                          Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness (other than Hedging Obligations constituting Secured Bank Indebtedness);

(12)                          Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)                          leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of QCP or any of the Restricted Subsidiaries;

(14)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or other obligations not constituting Indebtedness;

(15)                          Liens in favor of any Issuer or any Guarantor;

(16)                          pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;

(17)                          Liens on the Capital Stock of Unrestricted Subsidiaries;

(18)                          leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;

(19)                          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9) and (24) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable), or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the Deemed Date for the purposes of this clause in accordance with Section 4.08(3)), of the applicable Indebtedness described under clauses (6), (7), (8), (9) and (24) at the time the original Lien became a Permitted Lien under this Indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (6)(C) and not this clause (19) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C);

(20)                          Liens on equipment of the Issuers or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(21)                          judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(22)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(23)                          Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(24)                          other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (24) that are at that time outstanding and the principal amount of all obligations secured by Liens pursuant to clause (19) above in respect of refinancings, refundings, extensions, renewals or replacements of obligations originally secured by Liens pursuant this clause (24), exceed $175.0 million;

(25)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;

(26)                          (i) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of QCP or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions and (ii) Liens on the Escrow Account and Escrowed Property for the benefit of the Holders of the Notes (and the initial purchasers in this Offering) or the Escrow Agent, the Trustee or the Notes Collateral Agent;

(27)                          Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28)                          Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

(29)                          Liens disclosed by the title insurance policies delivered on (with respect to all mortgages delivered on the Spin-Off Completion Date) or subsequent to the Spin-Off Completion Date and pursuant to the Credit Facility and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Indenture;

(30)                          Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of QCP or any Restricted Subsidiary in the ordinary course of business;

(31)                          in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(32)                          Liens on securities that are the subject of repurchase agreements constituting Temporary Cash Investments under clause (4) of the definition thereof;

(33)                          Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; and

(34)                          Liens Incurred in connection with one or more Specified Transactions.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility, medical or other property customarily constituting an asset company specializing in healthcare or senior housing property.

“Permitted Non-Recourse Guarantees” means customary indemnities or guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business by QCP or any of its Restricted Subsidiaries in financing transactions that are directly or indirectly secured by real property or other real property-related assets (including Capital Stock) of a joint venture, operator or Unrestricted Subsidiary and that may be full recourse or non-recourse to the joint venture, operator or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to QCP or any of its Restricted Subsidiaries; provided that Permitted Non-Recourse Guarantees shall not lose their character as such because there is recourse to the Issuers or any of their Restricted Subsidiaries for or in respect of (a) indemnities and limited contingent guarantees as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics’ liens), (b) a voluntary bankruptcy filing (or similar filing or action) or involuntary bankruptcy filings by such borrower, and other events, actions and circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements or guarantees in non-recourse financings of real estate or (c) performance and completion guarantees.

“Permitted Refinancing Indebtedness” means any Indebtedness of QCP or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of QCP or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, (plus all accrued interest thereon and any premiums owed, including the amount of any reasonably determined premium necessary to accomplish such refinancing, and costs, fees and expenses incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has:

(a)                                 a final maturity date later than the final maturity date of the Indebtedness being refinanced or, if earlier, the maturity date of the Notes, and

(b)                                 an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or, if less, the Average Life of the Notes;

(3)                                 if the Indebtedness being refinanced is contractually subordinated in right of payment to the Notes or any Notes Guarantee, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes or such Notes Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

(4)                                 if the Indebtedness being refinanced is Pari Passu Indebtedness, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Notes Guarantee; and

(5)                                 such Indebtedness is Incurred (a) by an Issuer or a Guarantor, (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being refinanced or (c) if the obligor on such Indebtedness is not a Guarantor, by another Restricted Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Promissory Notes” means the promissory notes, to be issued by certain Subsidiaries of the Issuers, each as an obligor, prior to the Spin-Off Completion Date, as such notes may be amended, restated, supplemented, or otherwise modified from time to time.

“QCP” means Quality Care Properties, Inc., the indirect parent of the Issuers.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuers.

“Record Date” means the applicable Record Date specified in the Notes.

“Reference Treasury Dealer” means Barclays Capital Inc. and its successors and assigns, Morgan Stanley & Co. and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“refinance” means refinance, renew, replace, defease, discharge, extend or refund, and “refinancing” or “refinanced” has a similar meaning.

“REIT Preferred Stock” means the preferred stock issued or to be issued by each of the Issuers to shareholders other than QCP or Parent, and by Parent to shareholders other than QCP and by HCP 2010 REIT LLC to shareholders other than HCP Mezzanine Lender, LP, the purpose of which is to satisfy the requirements of Section 856(a)(5) of the Code and with the aggregate liquidation preference of all REIT Preferred Stock issued by Parent or any Issuer, in each case, not to exceed $2,000,000.

“Regulation S” means Regulation S under the Securities Act.

“Replacement Assets” means (1) tangible non-current assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business or (3) a majority of the Voting Stock of any Person or if such Person is a partnership, limited liability company, association, joint venture or other entity, a majority of the equity interests in such Person, in each case, engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary of such Person (including by merger, consolidation, acquisition of assets or redesignation).

“Responsible Officer” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee (or any successor group of the Trustee) customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall in each case have direct responsibility for the administration of the Indenture.

“Restricted Cash” means cash and Temporary Cash Investments held by Restricted Subsidiaries that would appear as “restricted” on a consolidated balance sheet of QCP or any of its Restricted Subsidiaries.

“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary.  For the avoidance of doubt, the Issuers are considered Restricted Subsidiaries of QCP and Parent for purposes of this Indenture; provided that references to Restricted Subsidiaries that are not Guarantors shall not include the Issuers.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to QCP or any Restricted Subsidiary of QCP of any property, whether owned by QCP or any such Restricted Subsidiary at the Spin-Off Completion Date or later acquired, which has been or is to be sold or transferred by QCP or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Priority Lien Obligations” means, collectively, the Notes Obligations and the Other Second Lien Obligations, or any of the foregoing.

“Secured Bank Indebtedness” means any Obligations in respect of Indebtedness Incurred (i) pursuant to Section 4.08(4)(A) or (ii) in compliance with the Debt Incurrence Tests that is secured by Liens on the Collateral that are pari passu with the Liens securing Indebtedness described in clause (i), in each case as designated by QCP to be included in this definition.

“Secured Indebtedness” means any Indebtedness, to the extent secured by a Lien upon the property of QCP or any of its Restricted Subsidiaries.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Agreement” means that certain Second Lien Notes Security Agreement, to be dated the Spin-Off Completion Date, by QCP AL REIT, LLC, QCP SNF West REIT, LLC, QCP SNF Central REIT, LLC and QCP SNF East REIT, LLC, as Issuers and the Guarantors party thereto and Wilmington Trust, National Association, as Notes Collateral Agent.

“Security Documents” means the Security Agreement and the other security agreements, pledge agreements, collateral assignments and mortgages, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders of the Notes as contemplated by this Indenture. For the avoidance of doubt, the Escrow Agreement does not constitute a Security Document.

“Significant Subsidiary,” with respect to QCP, means any Restricted Subsidiary of QCP that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Specified Assets” means the non-strategic assets of QCP and its Restricted Subsidiaries identified in the Offering Memorandum under “Our Relationship with HCP Following the Spin-Off—Promissory Notes” as held for sale to third parties in connection with the Spin-Off.

“Specified EBITDA” means the sum of (i) (x) the HCR Tenant EBITDAR with respect to each property leased to HCRMC at such time, divided by (y) the Coverage Rate for such property plus (ii) NOI in respect of any properties not leased to HCRMC, less (iii) general and administrative expenses of QCP and its Restricted Subsidiaries (other than non-cash compensation expense), in each case with respect to the most recently completed Four Quarter Period.

“Specified Transaction” means (i) the Spin-Off, (ii) the conversion of all or any portion of the leased properties of QCP or its Subsidiaries to a RIDEA-compliant structure (in which leased properties may be leased from QCP or its Subsidiaries to Subsidiaries of QCP, which engage third parties to manage and operate such facilities) or (iii) the conversion of QCP and any or all of its Restricted Subsidiaries to a C Corporation.

“Spin-Off” means the distribution by HCP to the holders of HCP’s Common Stock on a pro rata basis all of the outstanding shares of QCP’s Common Stock, together with an additional cash distribution, as described in the Offering Memorandum.

“Spin-Off Completion Date” means the date upon which the Spin-Off is consummated.

“Stated Maturity” means:

(1)                                 with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)                                 with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“subordinated” and “subordinate” when used with respect to Indebtedness relative to other Indebtedness means that such first Indebtedness is subordinate or junior in right of payment to such other Indebtedness.  Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination or with different collateral or as a result of provisions that apply proceeds or amounts received by the borrower, obligor or issuer following a default or exercise of remedies in a certain order of priority.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more other Subsidiaries of such Person has more than a 50% equity interest at the time.

“Subsidiary Guarantee” means a Notes Guarantee by a Subsidiary Guarantor.

“Subsidiary Guarantor” means any Subsidiary that Incurs a Notes Guarantee; provided that upon the release or discharge of such Person from its Notes Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Temporary Cash Investment” means any of the following:

(1)                                 United States dollars;

(2)                                 direct obligations of the United States of America or any agency, subdivision or instrumentality thereof or obligations fully and unconditionally guaranteed or insured by the United States of America or any agency, subdivision or instrumentality thereof;

(3)                                 time deposit accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state or jurisdiction thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor (in each case, determined at the time of acquisition thereof);

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5)                                 commercial paper, maturing not more than one year after the date of acquisition, issued by a Person (other than an Affiliate of QCP) organized and in existence under the laws of the United States of America or any state or jurisdiction thereof with a rating at the time as of which any investment therein is made of “P-2” (higher) according to Moody’s or “A-2” (or higher) according to S&P (or if neither S&P nor Moody’s shall be rating such commercial paper, a similar equivalent rating or higher by another nationally recognized statistical rating organization (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or any successor provision))) (in each case, determined at the time of acquisition thereof);

(6)                                 securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated with at least an investment grade rating by S&P or Moody’s (or if neither S&P nor Moody’s shall be rating such commercial paper, a similar equivalent rating or higher by another nationally recognized statistical rating organization (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or any successor provision))) (in each case, determined at the time of acquisition thereof);

(7)                                 commercial paper, maturing not more than 90 days after the date of acquisition, issued by any Person incorporated in the United States with a rating at the time as of which any investment therein is made of “A-2” (or higher) according to S&P or “P-2” (or higher) according to Moody’s (or if neither S&P nor Moody’s shall be rating such commercial paper, a similar equivalent rating or higher by another nationally recognized statistical rating organization (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or any successor provision))); and

(8)                                 mutual funds investing primarily in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (7) of this definition.

“Total Assets” means, for QCP and its Restricted Subsidiaries, as of the applicable date of determination, an amount equal to the sum of (without duplication) (1) total assets of QCP and its Restricted Subsidiaries, determined in accordance with GAAP and as shown in the most recent balance sheet of QCP as set forth in the Offering Memorandum, the registration statement on Form 10 under the Exchange Act distributed by HCP with the SEC on June 17, 2016, or the most recent report filed with the SEC or provided to the Trustee pursuant to Section 4.15, as applicable, and for any balance sheet date occurring prior to the Spin-Off Completion Date, after giving pro forma effect to the Spin-Off, plus (2) the aggregate purchase price of any asset acquisitions consummated after such balance sheet date, including real estate assets or mortgages receivable, as decreased for any asset dispositions occurring after such balance sheet date (at the net price received).

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Agreements” means the agreements or arrangements described in the Offering Memorandum under “Certain Relationships and Related Person Transactions” or “Our Relationship with HCP Following the Spin-Off”, in each case, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, this Indenture.

“Transactions” means, collectively, (a) the Spin-Off and the other transactions contemplated thereby, including the entering into of the Transaction Agreements, (b) the issuance of the Notes and the Promissory Notes, (c) the entering into of the Credit Agreement and the Unsecured Credit Facility and their respective related documents and the borrowings under the Credit Agreement on the Spin-Off Completion Date, (d) any other transactions defined as “Transactions” in the Offering Memorandum and (e) the payment of fees and expenses in connection with the foregoing.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” means

(1)                                 any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of QCP in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of QCP may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, QCP or any of its Restricted Subsidiaries; provided, however, that:

(i)                                     any guarantee by QCP or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by QCP or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

(ii)                                  either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.09; and

(iii)                               if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (i) of this proviso would be permitted under Section 4.08 and Section 4.09.

The Board of Directors of QCP may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

(x)                                 no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(y)                                 all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors of QCP shall be evidenced to the Trustee by delivering to the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Credit Facility” means the credit agreement, to be entered into on the Spin-Off Completion Date, by and among QCP, as borrower, Parent, the Issuers and certain other subsidiaries of QCP as guarantors, and HCP, Inc. or an affiliate thereof, as lender, as such agreement may be amended, restated, supplemented, or otherwise modified from time to time.

“U.S. Government Obligations” means U.S. dollar denominated direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares, Investments by individuals mandated by applicable law or any REIT Preferred Stock) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Other Definitions.

Term	Section
accelerated debt	6.01(5)(i)
Agent Members	Appendix A
Covenant Defeasance	8.02(c)
Debt Incurrence Test	4.08(3)
Deemed Date	4.08(4)(T)
Definitive Note	Appendix A
Depository	Appendix A
Escrow Property	13.01
Event of Default	6.01
Excess Proceeds	4.11(c)(8)
First Lien Debt Incurrence Test	4.08(1)
Global Notes	Appendix A

Term	Section
Global Notes Legend	Appendix A
Guaranteed Indebtedness	4.14
IAI	Appendix A
Issuers	Preamble
Issuers Assets	5.01(c)(1)
Issuers	Preamble
Legal Defeasance	8.02(b)
Mandatory Redemption Event	3.07
Notes Custodian	Appendix A
Paying Agent	2.04(a)
payment default debt	6.01(5)(ii)
Permitted Indebtedness	4.08(4)
protected purchaser	2.08
QIB	Appendix A
Refunding Capital Stock	4.09(c)(3)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Reporting Entity	4.15(b)
Restricted Notes Legend	Appendix A
Restricted Payments	4.09(a)(4)
Restricted Period	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Secured Debt Incurrence Test	4.08(2)
Special Mandatory Redemption Notice	3.07
Special Mandatory Redemption Price	3.07
Subsidiary Sale	5.01(c)(7)
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Trustee	Preamble
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A

Section 1.02                             Rules of Construction.  Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and words in the plural include the singular;

(e)                                  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f)                                   the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(g)                                  unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(h)                                 secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(i)                                     the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(j)                                    the amount of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock;

(k)                                 all references to the date the Notes were originally issued shall refer to the Issue Date, except as otherwise specified; and

(l)                                     references to the Issuers mean either the Issuers or the applicable Issuer, as the context requires, and references to an Issuer mean either such Issuer or the Issuers, as the context requires.

ARTICLE TWO

THE NOTES

Section 2.01                             Amount of Notes.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $750,000,000.

The Issuers may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.08, (ii) the Liens with respect thereto are permitted by Section 4.04 and (iii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture.  With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.06, clause (5) of the definition of “Offer to Purchase” or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of QCP and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(x)                                 the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(y)                                 the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(z)                                  if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of QCP and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes may, at the Issuers’ option, be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable.

Section 2.02                             Form and Dating.  Provisions relating to the Initial Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture.  The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers).  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in registered form without interest coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof, provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by participants of the Depository in denominations of less than $2,000.

Section 2.03                             Execution and Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of the Issuers (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $750,000,000, and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein.  Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions.  Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Notes.  Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuers.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04                             Registrar and Paying Agent.

(a)                                 The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrars.  The term “Paying Agent” includes the Paying Agent and any additional paying agents.  The Issuers initially appoint the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

(b)                                 The Issuers may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuers shall notify the Trustee in writing of the name and address of any such agent.  If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Issuers or any of their domestically organized Subsidiaries may act as Paying Agent or Registrar.

(c)                                  The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

Section 2.05                             Paying Agent to Hold Money in Trust.  On or prior to each due date of the principal of and interest on any Note, the Issuers shall deposit with each Paying Agent (or if QCP or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment.  If QCP or a Subsidiary of the Issuers acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06                             Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07                             Transfer and Exchange.  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.  When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met.  When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07.  The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Notes for a period of 15 days before a selection of Notes to be redeemed or between a Record Date and the Interest Payment Date.

Prior to the due presentation for registration of transfer of any Note, the Issuers, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 2.08                             Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuers and the Trustee.  If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond or security sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuers, with respect to the Issuers, to protect the Issuers, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment.  The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note).  In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09                             Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 14.16, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10                             Cancellation.  The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures.  The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.11                             Defaulted Interest.  If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  The Issuers shall fix or cause to be fixed any such special record date and payment date, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest, and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, or make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.11.

Section 2.12                             CUSIP Numbers, ISINs, Etc.  The Issuers in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall advise the Trustee of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

Section 2.13                             Calculation of Principal Amount of Notes.  The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination.  With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 14.16 of this Indenture.  Any calculation of the Applicable Premium made pursuant to this Indenture or the Notes shall be made by the Issuers and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE THREE

REDEMPTION

Section 3.01                             Notices to Trustee.  The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 or Section 6 of the form of Notes set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to, but not including, the redemption date.  If the Issuers elect to redeem Notes pursuant to Section 5 or Section 6 of the Notes, they shall notify the Trustee in writing of the redemption date, the redemption price and the principal amount of Notes to be redeemed.  The Initial Notes are also subject to mandatory redemption as provided in Section 3.07 hereof and Section 8 of the Notes.  Other than in connection with a mandatory redemption as provided in Section 3.07 hereof and Section 8 of the Notes with respect to the Initial Notes, the Issuers shall give notice of redemption to the Trustee at least 45 days but not more than 75 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

Section 3.02                             Selection of Notes To Be Redeemed.  If less than all of the Notes are to be redeemed at any time pursuant to Section 5 or Section 6 of the Notes, the Trustee shall select Notes for redemption as follows:

(x)                                 in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed (as notified to the Trustee in writing by the Issuers); or

(y)                                 if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate and in accordance with the Depository’s applicable procedures, if applicable.

No Notes of a principal amount of $2,000 or less shall be redeemed in part, and no redemption shall result in a Holder holding a Note of a principal amount of less than $2,000.

Section 3.03                             Notice of Redemption.  At least 30 days but not more than 60 days before a redemption date, the Issuers shall give a notice of redemption by first class mail, postage prepaid, or as otherwise provided in accordance with the procedures of the Depository, to each Holder whose Notes are to be redeemed at its registered address as recorded in the register (with a copy to the Trustee), except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article Eight hereof.  In connection with any redemption of Notes (including with the Net Cash Proceeds of an Equity Offering), any such redemption may, at the Issuers’ discretion, be subject to satisfaction of one or more conditions precedent, including any related Equity Offering.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed.  At the Issuers’ written request, the Trustee shall forward the notice of redemption in the Issuers’ name and at the Issuers’ expense to the Holders.  Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1)                                 the redemption date;

(2)                                 the redemption price plus accrued interest, if any, to, but not including, the redemption date;

(3)                                 the name and address of the Paying Agent;

(4)                                 that Notes called for redemption shall be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any, to, but not including, the redemption date;

(5)                                 that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(6)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7)                                 if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8)                                 the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

The notice, if given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

At the Issuers’ written request, the Trustee shall give the notice of redemption to the Holders in the name of the Issuers and at its expense; provided that the Issuers shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be given to Holders pursuant to this Section 3.03 (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice to the Holders as provided in the preceding paragraph.

Section 3.04                             Effect of Notice of Redemption.  Once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date and at the redemption price plus accrued interest, if any, to, but not including, the redemption date.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price plus accrued interest, if any, to, but not including, the redemption date, but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant Record Dates.  On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuers shall have not complied with their obligations pursuant to Section 3.05.

Section 3.05                             Deposit of redemption price.  On or before 11:00 a.m. New York City time on the redemption date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest, if any, to, but not including, the redemption date of all Notes to be redeemed on that date, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.  Subject to any relevant unclaimed property laws, at the Issuers written request, Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price plus accrued interest, if any, to, but not including, the redemption date of all Notes to be redeemed or purchased.

Section 3.06                             Notes Redeemed in Part.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an authentication order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                             Special Mandatory Redemption.  If (1) the Spin-Off Completion Date has not occurred on or prior to 10:00 a.m. New York City time on the Outside Date, (2) QCP delivers to the Trustee an Officer’s Certificate stating that QCP has in its sole discretion that the Spin-Off Completion Date will not occur on or prior to the Outside Date, or (3) QCP notifies the Trustee in writing that HCP will not pursue the consummation of the Spin-Off by the Outside Date ((1), (2) and (3), each a “Mandatory Redemption Event”), then the Issuers will be required to redeem all of the outstanding Initial Notes at a redemption price equal to 100% of the initial issue price of the Initial Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date) (the “Special Mandatory Redemption Price”).  Notwithstanding any other provision of this Article Three, in the event of the occurrence of a Mandatory Redemption Event, the Issuers shall cause the notice of special mandatory redemption (a “Special Mandatory Redemption Notice”) to be provided to the Trustee and each Holder no later than one Business Day following the occurrence of the Mandatory Redemption Event and the Initial Notes shall be redeemed no more than five Business Days following the date of the Mandatory Redemption Event.

Section 3.08                             Mandatory Redemption.  Except as otherwise provided by Section 3.07 hereof and Article Eight of the Notes (in each case with respect to the Initial Notes), the Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

Section 4.01                             Payment of Notes.  The Issuers shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes and this Indenture.  An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds by 11:00 a.m. New York City time on that date U.S. Legal Tender designated for and sufficient to pay the installment.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuers shall pay interest on overdue principal (including post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

Section 4.02                             Maintenance of Office or Agency.  The Issuers shall maintain in the United States of America, the office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar).  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Corporate Trust Office.

The Issuers may also, from time to time, designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby initially designate Wilmington Trust, National Association, located at 1100 North Market Street, Wilmington, DE  19890, as such office of the Issuers in accordance with Section 2.04.

Section 4.03                             Conduct of Business.  QCP will not, and will not permit any of its Restricted Subsidiaries to, engage in any activity or business that is not a Permitted Business. So long as QCP and its Restricted Subsidiaries are in compliance with Section 4.10, QCP and its Restricted Subsidiaries may elect to change the property manager at some or all of its properties subject to the Master Lease to any other property manager selected by QCP in its reasonable discretion. At any time prior to the Spin-Off Completion Date, QCP, Parent and the Issuers will not engage in any activities that are not related or incidental to the Transactions and the completion thereof or otherwise as contemplated in Article Thirteen.

Section 4.04                             Liens.

(a)                                 QCP will not, and will not permit any Issuer or other Guarantor or Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of QCP, such Issuer, such Guarantor or such Restricted Subsidiary securing Indebtedness.

(b)                                 For purposes of determining compliance with this Section 4.04, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens,” the Issuers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.04 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph (or portion thereof) at such time. In addition, with respect to any revolving loan Indebtedness or commitment to Incur Indebtedness that is designated to be Incurred on any Deemed Date pursuant to Section 4.08(3), any Lien that does or that shall secure such Indebtedness may also be designated by QCP or any Restricted Subsidiary to be Incurred on such Deemed Date and, in such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under this Indenture to be Incurred on such prior date, including for purposes of calculating usage of any “Permitted Lien.”

(c)                                  With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of QCP, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

Section 4.05                             Compliance Certificate; Notice of Default.

(a)                                 QCP shall deliver to the Trustee, within 120 days after each December 31, commencing with December 31, 2016, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of QCP certifying that a review of the activities of QCP and its Restricted Subsidiaries and of QCP’s performance under this Indenture has been made under the supervision of the signing Officer and further stating that, to the best of such Officer’s knowledge, QCP and its Restricted Subsidiaries during such preceding fiscal year have fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signer does know of such Default, the certificate shall specify such Default or Event of Default and what action, if any, QCP is taking or proposes to take with respect thereto.

(b)                                 QCP shall deliver to the Trustee within 30 days after QCP becomes aware (unless such Default has been cured before the end of the 30-day period) of the occurrence of any Default an Officer’s Certificate specifying the Default and what action, if any, QCP is taking or propose to take with respect thereto.

(c)                                  Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered pursuant to this Section 4.05, the Trustee shall have no duty to review, ascertain or confirm the Issuers’ compliance with or the breach of any representation, warranty or covenant made in the Indenture.

Section 4.06                             Waiver of Stay, Extension or Usury Laws.  The Issuers and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Notes Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07                             Change of Control.

(a)                                 Except as otherwise provided in this Section 4.07, the Issuers shall commence, no later than 30 days after the occurrence of a Change of Control, and, subject to the terms and conditions of such Offer to Purchase, thereafter consummate an Offer to Purchase all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the Payment Date.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(b)                                 The Issuers shall not be required to make an Offer to Purchase as a result of a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or if notice of redemption has been given pursuant to Section 5 or 6 of the Notes.  Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, subject to one or more conditions precedent, including, but not limited to, the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

(c)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding Notes held by non-Affiliates validly tender and do not withdraw such Notes in an Offer to Purchase and the Issuers, or any third party making the Offer to Purchase in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 days nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the Offer to Purchase, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

Section 4.08                             Limitation on Indebtedness.

(1)                                 QCP will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) that constitutes First Priority Lien Obligations if, immediately after giving effect to the Incurrence of such additional Indebtedness and on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom), the aggregate principal amount of all outstanding Indebtedness of QCP and its Restricted Subsidiaries constituting First Priority Lien Obligations (determined on a consolidated basis in accordance with GAAP), net of cash and Temporary Cash Investments other than of any Restricted Cash on the balance sheet of QCP and its Restricted Subsidiaries as of the date of calculation (but without netting the proceeds thereof), on a consolidated basis is greater than 25% of Total Assets (the “First Lien Debt Incurrence Test”).

(2)                                 QCP will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) that constitutes Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness and on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom), the aggregate principal amount of all outstanding Indebtedness of QCP and its Restricted Subsidiaries constituting Secured Indebtedness (determined on a consolidated basis in accordance with GAAP), net of cash and Temporary Cash Investments other than any Restricted Cash on the balance sheet of QCP and its Restricted Subsidiaries as of the date of calculation (but without netting the proceeds thereof), on a consolidated basis is greater than 40% of Total Assets (the “Secured Debt Incurrence Test”).

(3)                                 QCP will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom), the aggregate principal amount of all outstanding Indebtedness of QCP and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP), net of cash and Temporary Cash Investments other than any Restricted Cash on the balance sheet of QCP and its Restricted Subsidiaries as of the date of calculation (but without netting the proceeds thereof), on a consolidated basis is greater than 60% of Total Assets; provided that any unsecured or subordinated Indebtedness Incurred pursuant to this clause (3) shall not have a maturity date that is prior to the date that is 90 days after the maturity date of the Notes (collectively with the First Lien Debt Incurrence Test and the Secured Debt Incurrence Test, the “Debt Incurrence Tests” and each, a “Debt Incurrence Test”).

(4)                                 Notwithstanding clauses 4.08(1), 4.08(2) and 4.08(3) above, QCP or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following (collectively, “Permitted Indebtedness”):

(A)                          Indebtedness of the Issuers or any Guarantor under any Credit Facility and the issuance and creation of letters of credit and bankers’ acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed an amount equal to (x) $1,275.0 million plus (y) an additional amount of Indebtedness so long as, immediately after giving effect to the Incurrence of such additional Indebtedness on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom) the First Lien Debt Incurrence Test is satisfied; provided that for purposes of determining the amount of Indebtedness that can be incurred under clause (y), all Indebtedness incurred under this clause (y) shall be treated as First Priority Lien Obligations;

(B)                          Indebtedness of QCP or any of its Restricted Subsidiaries owed to:

•                                          an Issuer or a Guarantor, or

•                                          any Restricted Subsidiary;

provided, however, that if any Issuer or any Guarantor is an obligor and the payee is not an Issuer or a Guarantor, the Indebtedness is subordinated in right of payment to the amounts due under the Notes, in the case of the Issuers, or the Notes Guarantee, in the case of a Guarantor; provided further that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of QCP or any subsequent transfer of such Indebtedness (other than to QCP or any other Restricted Subsidiary of QCP) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C)                          Indebtedness of QCP or any of its Restricted Subsidiaries under Hedging Obligations (provided that such agreements (i) are designed to protect QCP or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) or otherwise in the ordinary course of business to hedge or mitigate risks to which QCP or any of its Restricted Subsidiaries are exposed in the conduct of their business or the management of their liabilities and not for speculative purposes and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or other hedged items or by reason of fees, indemnities and compensation payable thereunder;

(D)                          Indebtedness of the Issuers or any of the Guarantors, to the extent the net proceeds thereof are promptly or substantially concurrently:

(1)                                 used to purchase Notes tendered in an Offer to Purchase made as a result of (or in anticipation of, but subject to) a Change of Control,

(2)                                 used to redeem all the Notes in accordance with Section 5 of the Note,

(3)                                 deposited to defease the Notes in accordance with Section 8.02, or

(4)                                 deposited to discharge the obligations under the Notes and this Indenture as in accordance with Section 8.01;

(E)                           (i) Guarantees of Indebtedness of any Issuer or any Guarantor (to the extent such Indebtedness is permitted to be incurred by this Indenture) by any Restricted Subsidiary of QCP provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.14, (ii) any guarantees by a Guarantor of any Indebtedness of an Issuer or any other

Guarantor (to the extent such Indebtedness is permitted to be incurred by this Indenture), (iii) guarantees by an Issuer of Indebtedness of any Guarantor or another Issuer (to the extent such Indebtedness is permitted to be incurred by this Indenture), and, (iv) guarantees by any Restricted Subsidiary of QCP that is not an Issuer or Guarantor of Indebtedness (to the extent such Indebtedness is permitted to be incurred by this Indenture) of any other Restricted Subsidiary of QCP that is not an Issuer or Guarantor;

(F)                            Existing Indebtedness;

(G)                          Indebtedness represented by the Notes and the Notes Guarantees issued on the Issue Date;

(H)                         Indebtedness (i) consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply agreements, in each case incurred in the ordinary course of business and (ii) owed to any person providing insurance to QCP or any of its Restricted Subsidiaries so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be Incurred only to defer the cost of, such insurance;

(I)                              Indebtedness in respect of any bankers’ acceptances, bank guarantees, letters of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(J)                              (i) Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits, unemployment or other insurance or self-insurance obligations, indemnities, performance, bid, completion, return-of-money, appeal and surety bonds or guarantees and similar types of obligations in the ordinary course of business or consistent with past practice or industry practice and including statutory obligations or otherwise under applicable law and (ii) deposits and advance payments received in the ordinary course of business;

(K)                          Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts and honoring or drawing of an instrument against insufficient funds and endorsements for deposit;

(L)                           Indebtedness supported by a letter of credit procured by QCP or any of its Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(M)                       guarantees: (a) Incurred in the ordinary course of business; or (b) constituting Investments that are (i) included in the calculation of the amount available to be made as Restricted Payments under Section 4.09(a)(4)(C), (ii) made pursuant to Section 4.09(c)(16) or (iii) made pursuant to clause (9), (18), (19) or (21) of the definition of “Permitted Investments”;

(N)                          Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under the provisions of clauses 4.08(1), 4.08(2) and 4.08(3) or items (D), (F), (G), (N), (O), (P), (Q) or (S) of this clause 4.08(4);

(O)                          Indebtedness of Restricted Subsidiaries that are not the Issuers or Guarantors in an aggregate principal amount at any time outstanding not to exceed the greater of $75.0 million and 1.5% of Total Assets; provided, however, that any Permitted Refinancing Indebtedness Incurred under clause (N) above in respect of Indebtedness Incurred under this clause (O) shall be deemed to have been Incurred under this clause (O) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (O);

(P)                            additional Indebtedness of QCP and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $175.0 million and 3.6% of Total Assets; provided, however, that any Permitted Refinancing Indebtedness Incurred under clause (N) above in respect of Indebtedness Incurred under this clause (P) shall be deemed to have been Incurred under this clause (P) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (P);

(Q)                          Indebtedness (including Capitalized Lease Obligations and Attributable Debt) of QCP and its Restricted Subsidiaries Incurred to finance (whether prior to or within 270 days after) the purchase, lease, expansion, repair, refurbishment, renovation, improvement, construction or acquisition (whether by asset or Capital Stock of the Person owning such assets) of, or capital expenditures with respect to, property (real or personal) or equipment in an aggregate principal amount at any time outstanding not to exceed the greater of $50.0 million and 1.0% of Parent’s Total Assets; provided, however, that any Permitted Refinancing Indebtedness Incurred under clause (N) above in respect of such Indebtedness shall be deemed to have been Incurred under this clause (Q) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (Q);

(R)                          [Reserved];

(S)                            Indebtedness of the Issuers and the Guarantors under the Unsecured Credit Facility up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed $100.0 million; and

(T)                           Indebtedness of QCP or any Restricted Subsidiary under the Promissory Notes up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed $60.0 million.

(5)                                 Notwithstanding any other provision of this Section 4.08,

(i)                                     the maximum amount of Indebtedness that QCP or any of its Restricted Subsidiaries may Incur pursuant to this Section 4.08 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies;

(ii)                                  guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included;

(iii)                               in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in items (A) through (T) of clause 4.08(4) above or is entitled to be Incurred pursuant to clauses 4.08(1), 4.08(2) and 4.08(3), the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness (and may later reclassify such item of Indebtedness). At the time of Incurrence, classification or reclassification, the Issuers will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described in clauses 4.08(1), 4.08(2) and 4.08(3) or items (A) through (T) of clause 4.08(4) (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred, classified or reclassified pursuant to any other clause or paragraph above (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred, classified or reclassified pursuant to any such clause or paragraph (or any portion thereof) at such time. At any time that QCP or any of its Restricted Subsidiaries would be entitled to have Incurred any then outstanding Indebtedness under clauses 4.08(1), 4.08(2) and 4.08(3), such Indebtedness shall be automatically reclassified into Indebtedness Incurred pursuant to those clauses. Notwithstanding the foregoing, any Indebtedness Incurred and outstanding under the Credit Facility on or prior to the Spin-Off Completion Date shall be deemed to have been Incurred under item (A) of clause 4.08(4) and may not be reclassified. Indebtedness permitted by this Section 4.08 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.08 permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted; and

(iv)                              in connection with (x) the Incurrence or issuance, as applicable, of revolving loan Indebtedness under this Section 4.08 or (y) any commitment to Incur or issue Indebtedness under this Section 4.08 and the granting of any Lien to secure such Indebtedness, the Issuers may designate such Incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence or granting of such Lien will be deemed for all purposes under this Indenture to have been Incurred or granted on such Deemed Date, including, without limitation, for purposes of calculating the Debt Service Coverage Ratio, usage of any baskets hereunder (if applicable), satisfying any Debt Incurrence Test and calculating Specified EBITDA, Consolidated EBITDA and any measure contained in the definitions thereof (and all such calculations on and after the Deemed Date until the termination of such commitment shall be made on a pro forma basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

A change in GAAP that results in an obligation existing at the time of such change, which is not at the time of such change classified as Indebtedness, becoming Indebtedness will not be deemed to be an Incurrence of Indebtedness.

Section 4.09                             Limitation on Restricted Payments.  (a) QCP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any distribution on or with respect to Capital Stock of QCP or any Restricted Subsidiary of QCP held by Persons other than QCP or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in shares of Capital Stock of QCP or any of its Restricted Subsidiaries (other than Disqualified Stock) and (ii) pro rata dividends or other distributions made by a Restricted Subsidiary that is not Wholly Owned to minority stockholders (or owners of equivalent interests in the event the Subsidiary is not a corporation);

(2)                                 purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of QCP held by any Person, other than (i) Capital Stock held by QCP or a Restricted Subsidiary of QCP) or (ii) solely in Capital Stock of QCP (other than Disqualified Stock);

(3)                                 make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Guarantor that is subordinated in right of payment to the Notes Guarantee of such Guarantor, in each case excluding (i) any intercompany Indebtedness between or among QCP or any of its Restricted Subsidiaries and (ii) the payment, purchase, redemption, repurchase, defeasance, discharge, acquisition or retirement of such subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, repurchase, defeasance, discharge, acquisition or retirement; or

(4)                                 make an Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)                          a Default or Event of Default shall have occurred and be continuing,

(B)                          the Issuers could not Incur at least $1.00 of Indebtedness in compliance with Section 4.08(3), or

(C)                          the aggregate amount of all Restricted Payments made after the Issue Date (and not returned or rescinded and subject to the last paragraph of this Section 4.09) other than any Restricted Payments made pursuant to Section 4.09(c)(11) shall exceed the sum of, without duplication:

(i)                                     either (i) for any taxable period (or portion thereof) during which QCP has elected, or intends to elect, to be subject to tax as a real estate investment trust under the Code, and intends to (and reasonably believes in good faith that it will) qualify to be treated as a real estate investment trust for U.S. federal income tax purposes, 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) or (ii) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of such loss), in either case accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Spin-Off Completion Date occurs and ending on the last day of the last fiscal quarter immediately preceding the date of such Restricted Payment for which reports have been filed with the SEC or provided to the Trustee pursuant to the Section 4.15 or for which internal financial statements are available, plus

(ii)                                  100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by QCP after the Spin-Off Completion Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of QCP, including from an issuance or sale permitted by this Indenture of Indebtedness or Disqualified Stock of QCP or any of its Restricted Subsidiaries subsequent to the Spin-Off Completion Date upon conversion, exercise or exchange of such Indebtedness or Disqualified Stock into or for Capital Stock (other than Disqualified Stock) of QCP, plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities (excluding, for the avoidance of doubt, the securities converted or exchanged), received by QCP or its Restricted Subsidiaries upon such conversion, exercise or exchange (in each case, exclusive of any Disqualified Stock), plus

(iii)                               an amount equal to (i) the net reduction in Investments (other than reductions in Permitted Investments) in any Person after the Spin-Off Completion Date resulting from payments of interest on Indebtedness, dividends or other distributions, repayments of loans or advances, or other transfers of assets, in each case to QCP or any of its Restricted Subsidiaries or from the Net Cash Proceeds, and the fair market value of property or assets or marketable securities received, from the sale or other disposition of any such Investment (including, without limitation, through satisfaction, expiration, reduction, release, repurchase, purchase, discharge, defeasance, retirement, redemption, repayment or cancellation of such Investment and sales of Capital Stock or other securities of such other Person) (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations or Consolidated Net Income, as applicable), and (ii) with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary or that has been merged or consolidated with or into, or which has transferred or conveyed its assets to, or has been liquidated into, QCP or a Restricted Subsidiary of QCP, in each case after the Spin-Off Completion Date, the amount of Parent’s and its Restricted Subsidiaries’ Investment in such Subsidiary (directly or indirectly) as of the date of such redesignation, merger, consolidation, transfer, conveyance or liquidation (valued, in the case of each of clauses (i) and (ii), as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by QCP and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary and treated as a Restricted Payment, plus

(iv)                              the fair market value of property or assets or Capital Stock representing interests in Persons (other than that of QCP) acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of QCP used pursuant to clause (3) or (4) of the second succeeding paragraph) of QCP subsequent to the Spin-Off Completion Date, plus

(v)                                 without duplication, in the event QCP or any Restricted Subsidiary of QCP makes any Investment in a Person that, as a result of or in connection with such Investment, becomes (including by redesignation) a Restricted Subsidiary of QCP, an amount not to exceed the amount of Investments previously made by QCP and its Restricted Subsidiaries in such Person and that was treated as a Restricted Payment.

(b)                                 Notwithstanding Section 4.09(a), for any taxable period (or portion thereof) during which QCP or any of its Restricted Subsidiaries has elected, or intends to elect, to be subject to tax as a real estate investment trust under the Code, and intends to (and reasonably believes in good faith that it will) qualify to be treated as a real estate investment trust for U.S. federal income tax purposes, QCP and/or any such Restricted Subsidiary, as applicable, may declare or pay any dividend or make any distribution or take other action (that would have otherwise been a Restricted Payment) which the Board of Directors of QCP believes in good faith is necessary to (i) maintain the status of QCP or such Subsidiary, as applicable, as a real estate investment trust under the Code or (ii) avoid the payment of any excise tax or any income tax by QCP or such Subsidiary, as applicable; provided that no Event of Default specified in Sections 6.01(1), (2), (3) or (8) shall have occurred and be continuing or would result therefrom.

(c)                                  Section 4.09(a) shall not be violated by reason of:

(1)                                 the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at the date of declaration or notice, such payment would comply with the foregoing paragraph;

(2)                                 the payment, repayment, purchase, redemption, repurchase, defeasance, discharge or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or to a Notes Guarantee including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred pursuant to Sections 4.08(3) or 4.08(4)(N);

(3)                                 (a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of QCP (other than any Disqualified Stock or any Capital Stock sold to a Restricted Subsidiary of QCP or to an employee stock ownership plan or any trust established by QCP) or from substantially concurrent contributions to the equity capital of QCP (collectively, including any such contributions, “Refunding Capital Stock”) (with any sale or contribution within 60 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends (and any premium) on any Capital Stock redeemed, repurchased, purchased, retired, defeased, discharged or acquired out of the proceeds of the sale of Refunding Capital Stock within 60 days of such sale; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (3) shall be excluded from the amount described in Section 4.09(4)(c)(ii);

(4)                                 the making of any principal payment on, or the repayment, repurchase, purchase, redemption, retirement, defeasance, discharge or other acquisition for value of Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Guarantor that is subordinated in right of payment to the Notes Guarantee of such Guarantor, including premium, if any, and accrued and unpaid interest, in exchange for, or out of the proceeds of an issuance of, shares of Capital Stock (other than Disqualified Stock) of QCP or from contributions to the equity capital of QCP, in each case within 90 days of such principal payment, repayment, repurchase, purchase, redemption, retirement, defeasance, discharge or other acquisition;

(5)                                 payments or distributions to dissenting stockholders or holders of other Capital Stock (or options, warrants or other rights to acquire such Capital Stock) of QCP or any direct or indirect parent company of QCP pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the Section 5.01;

(6)                                 the repurchase, purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of QCP held by any current or former officer, director, consultant or employee or manager of QCP or any of its Restricted Subsidiaries (or any permitted transferees, assigns, estates, trusts or heirs of any of the foregoing); provided, however, the aggregate amount paid by QCP and its Restricted Subsidiaries pursuant to this clause (6) shall not exceed $16.0 million in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by QCP or a Restricted Subsidiary thereof for the purpose of financing the repurchase, purchase, redemption or other acquisition or retirement of such Capital Stock), with unused amounts in any calendar year being carried over for up to two succeeding calendar year periods until used; provided further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the net cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of QCP, in each case, to officers, directors, consultants or employees or managers of Parent or any of its Restricted Subsidiaries that occurs after the Spin-Off Completion Date, to the extent such cash proceeds (i) have not otherwise been applied to permit the payment of any other Restricted Payment or (ii) are not attributable to loans made by QCP or a Restricted Subsidiary thereof for the purpose of financing the repurchase, purchase, redemption or other acquisition or retirement of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by QCP and its Restricted Subsidiaries after the Spin-Off Completion Date, less (without duplication of clause (A)(i) above) (C) the amount of any Restricted Payments previously made using the amounts from clause (A) and (B) of this clause (6); provided further, however, that cancellation of Indebtedness owing to QCP from any officer, director, consultant or employee or manager of QCP or any Restricted Subsidiary thereof in connection with a repurchase of Capital Stock of QCP shall not be deemed to constitute a Restricted Payment for purposes of this Indenture;

(7)                                 the repurchase of Capital Stock deemed to occur (i) upon the exercise of options, rights, warrants or other equivalents, or upon conversion or exchange, if such Capital Stock represents all or a portion of the exercise, conversion or exchange price thereof, and (ii) in connection with the withholding of a portion of the Capital Stock granted or awarded to an officer, director, consultant or employee or manager to pay for the taxes payable by such officer, director, consultant or employee or manager upon such grant or award;

(8)                                 upon or in connection with or following the occurrence of a Change of Control (or similarly defined term in other Indebtedness or Disqualified Stock) and within 90 days after completion of the Offer to Purchase (including the purchase of all Notes validly tendered and not withdrawn) pursuant to Section 4.07, any repayment, repurchase, purchase, redemption, defeasance, discharge or other acquisition or retirement for value of any Indebtedness of the Issuers or any Guarantor that is subordinated in right of payment to the Notes or to any Notes Guarantee, respectively, or any Disqualified Stock that is required to be repurchased or redeemed or otherwise acquired pursuant to the terms thereof as a result of such Change of Control (or similarly defined term in other Indebtedness or Disqualified Stock), at a purchase price not greater than 101% of the outstanding principal amount, accreted value or liquidation preference thereof (plus accrued and unpaid interest, dividends and liquidated damages, if any);

(9)                                 within 90 days after completion of any Offer to Purchase Notes pursuant to Section 4.11 (including the purchase of all Notes tendered), any repayment, repurchase, purchase, redemption, defeasance, discharge or other acquisition or retirement for value of any Indebtedness of the Issuers or any Guarantor that is subordinated in right of payment to the Notes or to any Notes Guarantee, respectively, or any Disqualified Stock that is required to be repurchased or redeemed or otherwise acquired pursuant to the terms thereof as a result of such Asset Sale (or similarly defined term in such other Indebtedness), at a purchase price not greater than 100% of the outstanding principal amount, accreted value or liquidation preference thereof (plus accrued and unpaid interest, dividends and liquidated damages, if any);

(10)                          the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise, exchange or conversion of securities exercisable, exchangeable or convertible into Capital Stock of QCP;

(11)                          Restricted Payments made pursuant to any Transaction Agreement or otherwise contemplated by the Spin-Off and the other Transactions and fees and expenses related thereto;

(12)                          Restricted Payments made pursuant to an exchange of or conversion into Capital Stock of QCP;

(13)                          the declaration and payment of dividends to holders of Disqualified Stock issued in accordance with this Indenture;

(14)                          the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to QCP or a Restricted Subsidiary of QCP by, Unrestricted Subsidiaries;

(15)                          to the extent constituting Restricted Payments, payments to counterparties under Hedging Obligations; and

(16)                          additional Restricted Payments in an aggregate amount not to exceed the greater of $100.0 million and 2.0% of Total Assets in any fiscal year,

provided, however, that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

(d)                                 The net amount of any Restricted Payment permitted pursuant to Section 4.09(b) and Section 4.09(c)(1) shall be included in calculating the amount available for Restricted Payments, if any, pursuant to Section 4.09(a)(C) with respect to any subsequent Restricted Payments.  The amount of any Restricted Payment permitted pursuant to clauses (2) through (16) of the immediately preceding paragraph shall be excluded in calculating the amount available for Restricted Payments, if any, pursuant to Section 4.09(a)(C) with respect to any subsequent Restricted Payments.  The net amount of all Restricted Payments or portion thereof (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by QCP or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  In determining whether any Restricted Payment is permitted by this Section 4.09, QCP and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (16) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in Section 4.09(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.09.

Section 4.10                             Maintenance of Debt Service Coverage Ratio.  QCP and its Restricted Subsidiaries will not permit the Debt Service Coverage Ratio to be less than 1.50 to 1.00 as of the last day of any fiscal quarter, beginning with the last day of the first full fiscal quarter completed after the Spin-Off Completion Date.

Section 4.11                             Limitation on Asset Sales.  (a) QCP will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1)                                 the consideration received (or to be received) by QCP or such Restricted Subsidiary is at least equal to the fair market value (determined at the time of contractually agreeing to such Asset Sale) of the assets or Capital Stock sold or disposed of; and

(2)                                 at least 75% of the consideration received (or to be received) consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, that, with respect to the sale of one or more properties up to 75% of the consideration may consist of Indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.

(b)                                 For purposes of this Section 4.11, each of the following shall be deemed to be cash:

(1)                                 any liabilities of QCP or any Restricted Subsidiary of QCP (as shown on the most recent consolidated balance sheet of QCP and its Restricted Subsidiaries or in the footnotes thereto, or if Incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on QCP’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such Incurrence or accrual had taken place on the date of such balance sheet, in each case other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Notes Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases QCP or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;

(2)                                 any securities, notes or other obligations received (or to be received) by QCP or any such Restricted Subsidiary from such transferee that are converted by the Issuers or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days of receipt (to the extent of the cash or Temporary Cash Investments received in that conversion);

(3)                                 any stock or assets of the kind referred to in clauses (5), (6) or (7) of Section 4.11(c); and

(4)                                 any Designated Non-Cash Consideration received by QCP or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (d) that is at the time outstanding, not to exceed the greater of (x) $100 and (y) 2.0% of the Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(c)                                  Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, QCP or any such Restricted Subsidiary may apply such Net Cash Proceeds to:

(1)                                 prepay, repay, redeem, defease, discharge, repurchase or purchase Indebtedness constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto);

(2)                                 prepay, repay, redeem, defease, discharge, repurchase or purchase Obligations under the Notes;

(3)                                 prepay, repay, redeem, defease, discharge, repurchase or purchase other Pari Passu Indebtedness other than First Priority Lien Obligations so long as the Net Cash Proceeds are with respect to assets not constituting Collateral or such Pari Passu Indebtedness constitutes Other Second Lien Obligations (provided that if QCP, any Issuer or any other Guarantor shall so reduce other Pari Passu Indebtedness that does not constitute First Priority Lien Obligations under this clause (3) (which, for the avoidance of doubt, does not include Indebtedness described in clauses (1) and (2) even if such Indebtedness may also constitute Pari Passu Indebtedness), the Issuers will equally and ratably reduce Notes Obligations as provided under Section 5 of the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Offer to Purchase the Notes as a result of an Asset Sale) to all Holders to purchase a pro rata principal amount of Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any to, but excluding, the purchase date), in each case other than Indebtedness owed to QCP or an Affiliate of QCP;

(4)                                 prepay, repay, redeem, defease, discharge, repurchase or purchase any Indebtedness of a Restricted Subsidiary of QCP that is not an Issuer or a Guarantor to the extent paid with Net Cash Proceeds of assets not constituting Collateral;

(5)                                 make an Investment in (provided such Investment is in the form of Capital Stock), or to acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary of QCP;

(6)                                 make a capital expenditure;

(7)                                 acquire Replacement Assets to be used or that are useful in a Permitted Business; or

(8)                                 any combination of the foregoing;

provided, that QCP will be deemed to have complied with the provisions described in clauses (5), (6) and (7) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, QCP or any of its Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to apply such Net Cash Proceeds in compliance with the provisions described in clauses (5), (6) and (7) of this paragraph, and such application of such Net Cash Proceeds is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such Net Cash Proceeds, QCP may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. The amount of such Net Cash Proceeds not applied (or to be committed to be applied) as set forth in this paragraph by the end of the applicable period shall constitute “Excess Proceeds”.

(d)                                 If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $50.0 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes and, to the extent required by the terms of any Other Second Lien Obligations or other Pari Passu Indebtedness, to all holders of such Other Second Lien Obligations or other Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of Notes (and Other Second Lien Obligations or Pari Passu Indebtedness, as applicable) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes (and Other Second Lien Obligations and other Pari Passu Indebtedness or such lesser price provided in the terms of such Other Second Lien Obligations or Pari Passu Indebtedness), plus, in each case, accrued and unpaid interest (if any) to, but excluding, the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, QCP may use such Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate purchase price of the Notes and the Other Second Lien Obligations and other Pari Passu Indebtedness validly tendered (and not withdrawn) into such Offer to Purchase exceeds the amount of Excess Proceeds, QCP shall select the Notes and such Other Second Lien Obligations and other Pari Passu Indebtedness (to the extent such selection is not prohibited by the terms thereof) to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 initial principal amount and multiples of $1,000 thereafter. Upon completion of each Offer to Purchase, the amount of Excess Proceeds related to such an Offer to Purchase the Notes as a result of an Asset Sale shall be reset at zero. QCP may satisfy the foregoing obligation with respect to any Net Cash Proceeds prior to the expiration of the relevant 365-day period (as such period may be extended as described in the Section 4.11(c)). Nothing in this Section 4.11(d) shall preclude the Issuers from making an Offer to Purchase even if the amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to Section 4.11 totals less than $50.0 million.

Section 4.12                             Limitation on Transactions with Affiliates.

(a)                                 QCP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or series of related transactions (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of QCP or any of its Restricted Subsidiaries, in each case involving consideration in excess of $10.0 million, except upon terms that are not materially less favorable to QCP or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction (to the extent there is such a transaction) with a Person that is not such an Affiliate.

(b)                                 The limitation set forth in Section 4.12(a) does not limit, and shall not apply to:

(1)                                 transactions (A) approved by a majority of the disinterested directors of the Board of Directors of QCP or (B) for which QCP or any Restricted Subsidiary of QCP delivers to the Trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to QCP or such Restricted Subsidiary from a financial point of view;

(2)                                 any transaction solely between or among QCP and any of its Restricted Subsidiaries or solely between or among Restricted Subsidiaries of QCP (in each case, including any entity that becomes (including by redesignation) a Restricted Subsidiary of QCP as a result of such transaction);

(3)                                 the payment of reasonable fees and compensation (including through the issuance of Capital Stock) to, and indemnification, reimbursement of expenses and similar arrangements on behalf of, current, former or future directors of QCP or any Restricted Subsidiary of QCP;

(4)                                 the issuance or sale of Capital Stock (other than Disqualified Stock) of QCP;

(5)                                 any Restricted Payments not prohibited by Section 4.09 or any Permitted Investment;

(6)                                 any contracts, instruments or other agreements or arrangements in each case as in effect on the Issue Date (or, if entered into in connection with the Spin-Off and not in effect on the Issue Date, as in effect on the Spin-Off Completion Date), and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to QCP and its Restricted Subsidiaries at the time executed than the original agreement or arrangements as in effect on the Issue Date or the Spin-Off Completion Date, as applicable;

(7)                                 any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by QCP or any Restricted Subsidiary of QCP with current, former or future directors, officers and employees of QCP or such Restricted Subsidiary and the payment of compensation and reimbursement of expenses and the providing of other benefits (including retirement, health, disability, option, deferred compensation, insurance and other employment benefits) to such directors, officers and employees of QCP or any Restricted Subsidiary of QCP (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans and including issuances of Capital Stock or other securities, loans or other payments, grants and awards), in each case in the ordinary course of business;

(8)                                 loans and advances to officers and employees of QCP or any Restricted Subsidiary of QCP or guarantees in respect thereof (or cancellation of such loans, advances or guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;

(9)                                 transactions with a Person that is an Affiliate of QCP solely because QCP, directly or indirectly, owns Capital Stock of, or controls such Person;

(10)                          any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(11)                          payments to an Affiliate in respect of the Notes or any other Indebtedness of the Issuers or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates, any contribution to the capital of QCP or its Restricted Subsidiaries and the issuance of Capital Stock of QCP or its Restricted Subsidiaries and the granting of registration and other customary rights in connection therewith;

(12)                          any transactions pursuant to the Transactions, the Transaction Agreements and any actions pursuant thereto or contemplated thereby, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to QCP and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Spin-Off Completion Date (or if such agreement or contract is not in effect on the Spin-Off Completion Date or in the case of the Transaction Agreements, their respective dates);

(13)                          the entering into or amending of any tax sharing, allocation or similar agreement between the Issuers and any payments thereunder;

(14)                          transactions between QCP or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of such Person is also a director of QCP or any of its Restricted Subsidiaries or any direct or indirect parent of QCP;

provided, however, that such director abstains from voting as a director of QCP or such Restricted Subsidiary or such direct or indirect parent of QCP, as the case may be, on any matter involving such other Person;

(15)                          transactions with joint ventures and Subsidiaries thereof and Unrestricted Subsidiaries relating to the provision of management services, overhead or similar services or transactions that are approved by a majority of the disinterested members of QCP’s Board of Directors (a director shall be disinterested if he or she has no interest in such joint venture or Unrestricted Subsidiary other than through QCP and its Restricted Subsidiaries); provided that no Affiliate of QCP (other than QCP’s Restricted Subsidiaries) has an interest (other than indirectly through QCP and other than such joint venture or Unrestricted Subsidiary) in any such joint venture or Unrestricted Subsidiary;

(16)                          pledges of Capital Stock of Unrestricted Subsidiaries;

(17)                          the conversion of all or any portion of the leased properties of QCP or its Subsidiaries to a structure permitted by the Housing and Economic Recovery Act of 2008 (referred to as “RIDEA”), under which leased properties may be leased from QCP or its Subsidiaries to Subsidiaries of QCP, which engage third parties to manage and operate such facilities; and

(18)                          entering into or modifying leases or related agreements among QCP and any Restricted Subsidiary with terms that permit the leases or related agreements to comply with requirements applicable to real estate investment trusts under the Code, including the requirement that the leases be respected as “true leases” under the Code, and to enable QCP to avoid the payment of any tax provided that such new or modified leases or related agreements are on terms that, taken as a whole, are not materially less favorable to QCP or the relevant Restricted Subsidiary than those that might reasonably have been obtained at such time from a Person that is not an Affiliate.

(c)                                  Notwithstanding Sections 4.12(a) and 4.12(b), any transaction or series of related transactions covered by Section 4.12(a) and not covered by clauses (2) through (18) of Section 4.12(b):

(i)                                     the aggregate amount of which exceeds $20.0 million of consideration, must be approved or determined to be fair in the manner provided for in Section 4.12(b)(1)(A) or (B); and

(ii)                                  the aggregate amount of which exceeds $30.0 million in value, must be determined to be fair in the manner provided for in Section 4.12(b)(1)(B).

Section 4.13                             Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 QCP will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of QCP to:

(1)                                 pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by QCP or any other Restricted Subsidiary of QCP;

(2)                                 pay any Indebtedness owed to QCP or any other Restricted Subsidiary of QCP;

(3)                                 make loans or advances to QCP or any other Restricted Subsidiary of QCP; or

(4)                                 transfer its property or assets to QCP or any other Restricted Subsidiary of QCP.

(b)                                 Section 4.13(a) shall not restrict any encumbrances or restrictions:

(1)                                 existing under, by reason of or with respect to, this Indenture, the Notes, the Notes Guarantees, the Credit Agreement, the Unsecured Credit Facility, any Existing Indebtedness, any other agreement in effect on the Spin-Off Completion Date as in effect on the Spin-Off Completion Date, and any Transaction Agreement as in effect on its date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in those agreements on the Spin-Off Completion Date or such other date, as applicable;

(2)                                 existing under, by reason of or with respect to any Credit Facility or other Indebtedness permitted under this Indenture (and not included in clause (1) above); provided, however, that the encumbrances and restrictions contained in the agreement or agreements governing such Credit Facility or other Indebtedness (x) are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement (with respect to other credit agreements or Indebtedness other than under an indenture) or this Indenture (with respect to other indentures), in each case, as in effect on the Spin-Off Completion Date or Issue Date, respectively, or (y) apply only during the occurrence of an event of default with respect to such Credit Facility or other Indebtedness;

(3)                                 existing under, by reason of or with respect to (i) applicable law, rule, regulation, decree or administrative or court order or (ii) Permitted Liens;

(4)                                 existing with respect to any Person (including Indebtedness or Capital Stock of such Person) or the property or assets of such Person acquired by QCP or any Restricted Subsidiary of QCP (or any such Person that otherwise becomes a Restricted Subsidiary of QCP including by designation or by merger or consolidation or sale of all or substantially all of its assets into or to QCP or another Restricted Subsidiary of QCP), existing at the time of such acquisition (or such Person so becoming a Restricted Subsidiary of QCP) and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired (or such Restricted Subsidiary) and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition (or such Person so becoming a Restricted Subsidiary of QCP);

(5)                                 existing under, by reason of or with respect to provisions in joint venture, partnership, operating or similar agreements entered into in connection with a Permitted Business;

(6)                                 in the case of the last bullet in the first paragraph of this covenant:

(A)                          that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to, or that is, a lease, license, conveyance or contract or similar property or asset,

(B)                          other encumbrances or restrictions contained in or with respect to the Master Lease and the properties subject thereto,

(C)                          existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of QCP or any Restricted Subsidiary of QCP not otherwise prohibited by this Indenture,

(D)                          existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases, including purchase money Indebtedness, Capitalized Lease Obligations and other Indebtedness permitted to be Incurred under paragraph (4)(Q) of Permitted Indebtedness, that impose encumbrances or restrictions on the property so acquired or covered thereby, or (iii) a contract with respect to an Asset Sale, Sale and Leaseback Transaction, stock sale agreement or other transfer, conveyance or disposition permitted under this Indenture, which encumbrances or restrictions are applicable only to the property, assets or Capital Stock that are the subject of such contracts, or

(E)                           arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of QCP or any Restricted Subsidiary of QCP in any manner material to QCP and its Restricted Subsidiaries taken as a whole;

(7)                                 with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;

(8)                                 existing under, by reason of or with respect to Indebtedness permitted to be Incurred pursuant to Section 4.08(4)(N) or other Permitted Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.08; provided, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)                                 contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A)                          the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

(B)                          the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the good faith judgment of QCP), and

(C)                          QCP, in its good faith, determines that such an encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes;

(10)                          any encumbrance or restriction pursuant to Hedging Obligations or under Permitted Non-Recourse Guarantees;

(11)                          restrictions on deposits made to secure letters of credit or surety or other bonds issued in connection therewith or deposits made in the ordinary course of business with respect to insurance premiums, worker’s compensation, statutory obligations, utility deposits, rental obligations, unemployment insurance, performance of tenders, surety and appeal bonds and other similar obligations (or to secure letters of credit or surety or other bonds relating thereto);

(12)                          restrictions on the ability of any Restricted Subsidiary to make Investments in or transfer assets to any Person that is not a Subsidiary of such Restricted Subsidiary or that is not a direct or indirect parent of QCP of such Restricted Subsidiary;

(13)                          any encumbrances or restrictions of the type referred imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or other refinancings of those agreements, instruments or obligations referred to in clauses (1) through (12) above and clauses (14) through (18) below, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or other refinancings are no more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those contained in those agreements prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, restructuring, replacement or other refinancing;

(14)                          [Reserved];

(15)                          with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;

(16)                          contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(17)                          restrictions on cash or other deposits (i) imposed by persons under contracts entered into in the ordinary course of business or for whose benefit such cash or deposit exists, (ii) or net worth imposed by customers under contracts entered into in the ordinary course of business or (iii) that arise in connection with Permitted Investments; and

(18)                          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase sale, or other agreement entered into in the ordinary course of business; provided such agreement restricts the encumbrance of solely the property or assets that are the subject of such agreement, the payment rights thereunder or the proceeds thereof.

(c)                                  Nothing contained in this Section 4.13 shall prevent QCP or any Restricted Subsidiary of QCP from (a) restricting the sale or other disposition of property or assets of QCP or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries permitted by this Indenture or (b) creating, Incurring, assuming or suffering to exist any Liens otherwise permitted by this Indenture. For purposes of determining compliance with this Section

4.13, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness Incurred by such Restricted Subsidiary, or other subordination provisions in any Indebtedness, shall not be deemed a restriction on the ability to make loans or advances.

Section 4.14                             Future Guarantees .

(a)                                 QCP will not permit any Domestic Restricted Subsidiary of QCP to guarantee any Indebtedness under the Credit Facility or any other Indebtedness of the Issuers or a Guarantor (“Guaranteed Indebtedness”), unless such Restricted Subsidiary within 30 calendar days after so guaranteeing such Guaranteed Indebtedness executes and delivers a supplemental indenture to this Indenture in the form of Exhibit C providing for a Notes Guarantee by such Restricted Subsidiary and supplements to the Security Documents and takes all actions required by the Security Documents to perfect the liens granted thereunder; provided, however, that this paragraph shall not be applicable to any guarantee of any Person that existed (or any other guarantee required pursuant to the terms of any Acquired Indebtedness of any Person, which Acquired Indebtedness existed) at the time such Person became (including by redesignation) a Restricted Subsidiary of, or was merged into, the Issuers or a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. QCP may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor, in which case such Subsidiary shall not be required to comply with the 30 calendar day period described above. For the avoidance of doubt, Indebtedness of a Person that is guaranteed by an Issuer or a Subsidiary Guarantor shall not be deemed to be Guaranteed Indebtedness solely as a result of such guarantee by such Issuer or Subsidiary Guarantor.

(b)                                 QCP and Parent will not guarantee any Guaranteed Indebtedness, unless each of QCP and Parent within 30 calendar days after so guaranteeing such Guaranteed Indebtedness executes and delivers a supplemental indenture to this Indenture in the form of Exhibit C providing for a Notes Guarantee by each of QCP and Parent and supplements to the Security Documents and takes all actions required by the Security Documents to perfect the liens granted thereunder.

(c)                                  If the Guaranteed Indebtedness:

(i)                                     ranks equally with the Notes (or the applicable Notes Guarantee) in right of payment, then the guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Notes Guarantee issued pursuant to this Section 4.14 in right of payment; or

(ii)                                  is subordinated in right of payment to the Notes (or the applicable Notes Guarantee), then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Notes Guarantee issued pursuant to this Section 4.14 at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes (or the applicable Notes Guarantee).

Section 4.15                             Reports to Holders.

(a)                                 So long as any Notes are outstanding, QCP will furnish to the Trustee a copy of all of the information and reports referred to below:

(i)                                     within 105 days after the end of each fiscal year, annual reports of the Reporting Entity for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(ii)                                  within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Reporting Entity for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and

(iii)                               within 15 days after the time period specified in the SEC’s rules and regulations for filing current reports on Form 8-K, current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date if the Reporting Entity had been a reporting company under the Exchange Act.

In addition to providing such information to the Trustee, QCP shall make available to the Holders, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts the information required to be provided pursuant to Section 4.15(a), by posting such information to its website (or the website of any of the Issuer’s parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website.

Notwithstanding the foregoing, such reports will not be required to contain financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X.

(b)                                 The financial statements, information and other documents required to be provided as described in this Section 4.15 may be those of (i) QCP or (ii) any direct or indirect parent of QCP (any such entity, a “Reporting Entity”), so long as in the case of clause (a)(ii) such direct or indirect parent of QCP shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any material business or operations other than its direct or indirect ownership of all of the equity interests in, and its management, of QCP; provided that, if the financial information so furnished relates to such direct or indirect parent of QCP, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to QCP and its Restricted Subsidiaries on a standalone basis, on the other hand.

(c)                                  QCP will make such information available to prospective investors upon request. QCP has agreed that, for so long as any Notes remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)                                 Notwithstanding the foregoing, QCP will be deemed to have furnished such reports and information referred to above to the Trustee, the Holders, prospective investors, market makers and securities analysts if QCP or another Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this covenant will be deemed satisfied and QCP will be deemed to have delivered such reports and information referred to above to the Trustee for all purposes of this Indenture by the posting of reports and information that would be required to be provided on QCP’s website (or that of any of QCP’s parent companies, including the Reporting Entity). The Trustee shall have no obligation to monitor whether QCP (or any of QCP’s parent companies, including the Reporting Entity) posts such reports, information and documents on its website or the SEC’s EDGAR service, or collect any such information from QCP’s (or any of QCP’s parent companies, including the Reporting Entity’s) website or the SEC’s EDGAR service. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein, including the Issuer’s compliance with any covenant (as to which the Trustee is entitled to conclusively rely on Officer’s Certificates). The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated hereunder.

Section 4.16                             Spin-Off Transactions.  Notwithstanding any of the covenants or obligations of QCP, the Issuers or any of QCP’s Restricted Subsidiaries pursuant to this Article Four and Section 5.01, any action taken by any of QCP, the Issuers or any of QCP’s Restricted Subsidiaries contemplated by or incidental to the consummation of the Spin-Off and other Transactions shall be permitted under those covenants and obligations without restriction.

Section 4.17                             After-Acquired Property. If the Issuers or any Guarantor creates additional security interest upon any After-Acquired Property to secure any First Priority Lien Obligations, the Issuers or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent, a perfected security interest, subject only to Permitted Liens, in such After-Acquired Property and to have such After-Acquired Property (but subject to limitations as described in Article Eleven and the Security Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second-priority security interest in such After-Acquired Property requires the consent of a third party, QCP shall use commercially reasonable efforts to obtain such consent with respect to the second-priority interest for the benefit of the Notes Collateral Agent on behalf of the Holders of the Notes; provided, further, however, that if such third party does not consent to the granting of such second-priority security interest after the use of such commercially reasonable efforts, the Issuers or such Guarantor, as the case may be, shall not be required to provide such security interest.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01                             Consolidation, Merger and Sale of Assets.

(a)                                 Neither QCP nor Parent will consolidate with or merge with or into, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions), other than by entering into any lease that is not a ground lease with respect to which all or substantially all of the rent is paid upon execution or within the first year after execution, to any Person or permit any Person to merge with or into QCP or Parent, as applicable, unless:

(1)                                 QCP or Parent, as applicable, shall be the continuing Person, or the Person (if other than QCP or Parent, as applicable) formed by such consolidation or into which QCP or Parent, as applicable, is merged or that acquired such property and assets of QCP or Parent, as applicable shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of QCP or Parent, as applicable, under its Notes Guarantee and under this Indenture;

(2)                                 immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving effect to such transaction and any related financing transactions (including the application of the proceeds thereof) as if the same had occurred at the beginning of the applicable Four Quarter Period, on a pro forma basis, QCP and its Restricted Subsidiaries would be in compliance with the covenant set forth in Section 4.10; and

(4)                                 QCP or Parent, as applicable, delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against QCP or Parent, as applicable, or the Person (if other than QCP or Parent, as applicable) formed by such consolidation or into which QCP or Parent, as applicable, is merged or that acquired all or substantially all of QCP’s or Parent’s and their Restricted Subsidiaries’ property and assets provided, however, that clause (3) above does not apply (x) if the principal purpose of such transaction is to change the state of domicile or incorporation of QCP or Parent or to form or collapse a holding company structure or to convert QCP, or Parent, as applicable, into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of QCP or under the laws of the United States, any state thereof or the District of Columbia or (y) to a consolidation or merger or sale, conveyance, transfer or other disposition of all or substantially all of QCP’s or Parent’s and their Restricted Subsidiaries’ (taken as a whole) property and assets to a Wholly Owned Restricted Subsidiary of QCP that is an Issuer or a Guarantor; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

(b)                                 Subject to the provisions of 10.04 and 12.04, QCP will not permit any Issuer or any Subsidiary Guarantor to consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)                                 the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Issuer or Subsidiary Guarantor, as applicable, was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Issuer or such Subsidiary Guarantor, if any, under the Notes or its Notes Guarantee, respectively;

(2)                                 immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)                                 QCP delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture and all conditions precedent, if any, have been met and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, QCP, Parent and the surviving Persons.

(c)                                  Notwithstanding the foregoing:

(1)                                 an Issuer may sell, convey, transfer or otherwise dispose of all or substantially all of its property and assets (such assets, “Issuer Assets”); provided that such Issuer Assets do not constitute all or substantially all of the property and assets of QCP and its Restricted Subsidiaries (taken as a whole) and such sale, conveyance, transfer or disposition is otherwise permitted by the terms of the Indenture, including, without limitation, the restrictions set forth in Section 4.11;

(2)                                 an Issuer or any Guarantor may consolidate or merge with or into, or sell, convey, transfer or otherwise dispose of all of its property and assets to, an Issuer or another Guarantor;

(3)                                 any Restricted Subsidiary of QCP that is not an Issuer or a Guarantor may consolidate or merge with or into, or sell, convey, transfer or otherwise dispose of all of its property and assets to, QCP or any of its Restricted Subsidiaries;

(4)                                 in addition, any Restricted Subsidiary of QCP may (i) merge with an Affiliate of QCP or a Restricted Subsidiary of QCP if the principal purpose of such transaction is to change the state of domicile or incorporation of such Restricted Subsidiary or to form or collapse a holding company structure or (ii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Restricted Subsidiary or under the laws of the United States, any state thereof or the District of Columbia;

(5)                                 an Issuer or any Guarantor may convert to a C Corporation effective January 1, 2017 (or the beginning of the first tax year following the tax year in which the Spin-Off occurs if later);

(6)                                 so long as no Event of Default exists or would result therefrom, any Restricted Subsidiary other than Parent may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Person other than QCP or another Restricted Subsidiary; provided that (i) immediately upon giving effect to such disposition, QCP and its Restricted Subsidiaries would be in compliance with Section 4.10 after giving pro forma effect to such disposition and (ii) such disposition does not constitute a disposition of all or substantially all of the assets of QCP and its Restricted Subsidiaries on a consolidated basis;

(7)                                 (x) QCP or any of its Restricted Subsidiaries may sell, convey, transfer or otherwise dispose of any Issuer or any of its other Subsidiaries (including, for the avoidance of doubt, any Equity Interests in such Issuer or other Subsidiary), or (y) any Issuer or any other Subsidiary of QCP may consolidate or merge with or into any Person other than an Issuer or a Guarantor where such Issuer or Subsidiary is not the surviving Person (each of clauses (x) and (y), a “Subsidiary Sale”); provided (i) that the assets of such Issuer or other Subsidiary do not constitute all or substantially all of the property and assets of QCP and its Restricted Subsidiaries on a consolidated basis, (ii) immediately after giving effect to such Subsidiary Sale on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such Subsidiary Sale and on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom), QCP and its Restricted Subsidiaries shall be in compliance with the covenant set forth in Section 4.10 and (iv) such Subsidiary Sale shall be deemed an Asset Sale and shall be made in compliance with the restrictions under the covenant set forth in Section 4.11.

(d)                                 Notwithstanding any of the foregoing, the lease of all or substantially all of the assets or real estate assets of QCP and its Restricted Subsidiaries (taken as a whole) or of any of its Restricted Subsidiaries shall not be subject to this Section 5.01, other than pursuant to a ground lease with respect to which all or substantially all of the rent is paid upon execution or within the first year after execution thereof.

ARTICLE SIX

DEFAULT AND REMEDIES

Section 6.01                             Events of Default.  Each of the following is an “Event of Default”:

(1)                                 default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2)                                 default in the payment of interest on any Note when due and payable, and such default continues for a period of 30 days;

(3)                                 default in the performance or breach of the provisions under Section 5.01 or the failure by the Issuers to make or consummate an Offer to Purchase in accordance with Section 4.07;

(4)                                 QCP or any of its Restricted Subsidiaries defaults in the performance of or breaches any other covenant or agreement of Parent in this Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(5)                                 there occurs with respect to any issue or issues of Indebtedness of QCP or any Restricted Subsidiary of QCP,

(i)                                     an event of default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration (the “accelerated debt”), and/or

(ii)                                  the failure to make a principal payment at the final (but not any interim) fixed maturity of such Indebtedness and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default (the “payment default debt”); and

(iii)                               in each case, the aggregate principal amount of such accelerated debt and payment default debt exceeds $125.0 million.

(6)                                 any final and non-appealable judgment or order (not covered by insurance) for the payment of money shall be rendered against QCP or any Restricted Subsidiary of QCP and shall not be paid or discharged for a period of 60 consecutive days following entry of such final judgment or order and during such 60-day period a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, and the aggregate amount for such unpaid or undischarged final judgments shall exceed $125.0 million;

(7)                                 a court of competent jurisdiction enters a decree or order for:

(i)                                     relief in respect of QCP or any Significant Subsidiary of QCP in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(ii)                                  appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of QCP or any Significant Subsidiary of QCP or for all or substantially all of the property and assets of QCP or any Significant Subsidiary of QCP, or

(iii)                               the winding up or liquidation of the affairs of QCP or any Significant Subsidiary of QCP and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8)                                 QCP or any Significant Subsidiary of QCP:

(i)                                     commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(ii)                                  consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of QCP or such Significant Subsidiary or for all or substantially all of the property and assets of QCP or any Significant Subsidiary; or

(iii)                               effects any general assignment for the benefit of its creditors.

(9)                                 the Notes Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or QCP, Parent, any Issuer or any Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Notes Guarantee with respect to the Notes (except as contemplated by the terms thereof) and such Default continues for 10 days;

(10)                          unless such Liens have been released in accordance with the provisions of this Indenture, the Security Documents or the Intercreditor Agreement, the Liens in favor of the Holders of the Notes with respect to a material portion of the Collateral cease to be valid, perfected or enforceable and such Default continues for 30 days or QCP, Parent, any Issuer or any Guarantor denies or disaffirms any such Lien; or

(11)                          the failure by any Issuer or Guarantor to comply for 60 days after notice to the Issuers with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole.

For the avoidance of doubt, a Bankruptcy Proceeding by HCRMC shall not trigger a breach of any of the covenants or agreements contained in this Indenture, the Notes or the Security Documents by QCP or any of its Restricted Subsidiaries, or constitute a Default or Event of Default thereunder.

Section 6.02                             Acceleration.  If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 that occurs with respect to Parent or the Issuers) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to clause (5) of Section 6.01 shall be remedied or cured by QCP or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs with respect to Parent or the Issuers, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of at least a majority in principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) by written notice to the Issuers and to the Trustee, may waive all past defaults (other than a payment default as described under Section 9.02(b)(6)) and rescind and annul a declaration of acceleration and its consequences if:

(x)                                 all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(y)                                 the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03                             Other Remedies.  If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.  Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by written notice to the Trustee may waive an existing Default and its consequences, other than a payment default as described under Section 9.02(b)(6).  The Issuers shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  When a Default is waived, it is cured and ceases.

Section 6.05                             Control by Majority.  The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or expense for which it is not adequately indemnified, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction received from the Holders and may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to security or indemnification satisfactory to it from each of Parent, the Issuers and the Guarantors against any loss or expense caused by taking such action or following such direction.

Section 6.06                             Limitation on Suits.  No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1)                                 the Holder gives the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07                             Rights of Holders To Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08                             Collection Suit by Trustee.  If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.  The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

Section 6.10                             Priorities.  Subject to the terms of the Intercreditor Agreement and the Security Documents,  if the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First: to the Trustee and Notes Collateral Agent for amounts due under Section 7.07;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.12                             Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN

TRUSTEE

Section 7.01                                                     Duties of Trustee.

(a)                                 The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions.  However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02                                                     Rights of Trustee.

(a)                                 The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel of its own selection and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding and indemnified in accordance with Section 6.05, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine (or is requested in writing by the holders as set forth above) to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall Incur no liability of any kind by reason of such inquiry or investigation.

(g)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Notes Collateral Agent.

(i)                                     The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)                                    Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuers, any Subsidiary Guarantor or any Holder, and such notice references the Notes and this Indenture.

(l)                                     The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m)                             The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n)                                 The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o)                                 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

Section 7.03                                                     Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee.  The Notes Collateral Agent and any Paying Agent or Registrar may do the same with like rights.  However, the Trustee must comply with Section 7.10.

Section 7.04                                                     Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(3), (4), (5), (6), (7), (8), (9), (10) or (11), or of the identity of any Significant Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 14.02 hereof from the Issuers, any Guarantor or any Holder.  In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Issuers having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05                                                     Notice of Defaults.  If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall mail, or deliver electronically if held by the Depository, to each Holder of the Notes notice of the Default within the later of 90 days after it occurs or 30 days after it is actually known to a Responsible Officer or written notice of it is received by the Trustee at the Corporate Trust Office of the Trustee from the Issuers, any Subsidiary Guarantor or any Holder.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders of the Notes.

Section 7.06                             [Reserved].

Section 7.07                                                     Compensation and Indemnity.  The Issuers and the Guarantors, jointly and severally, shall pay to the Trustee from time to time compensation for the Trustee’s acceptance of this Indenture and its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers and the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances Incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee or any predecessor Trustee and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees, disbursements and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) Incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture, the Notes, any Notes Guarantee or any Security Document against the Issuers or any Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuers, any Guarantor, any Holder or any other Person).  The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee.  The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or any Guarantor of its indemnity obligations hereunder.  The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense.  Such indemnified parties may have separate counsel and the Issuers and such Guarantor, as applicable, shall pay the fees, disbursements and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees, disbursements and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuers and the Guarantors, as applicable, on the one hand, and such indemnified parties, on the other hand, in connection with such defense.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable order).

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Issuers or any Significant Subsidiary, the expenses (including the charges and expenses of the Trustee’s agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

Section 7.08                                                     Replacement of Trustee.

(a)                                 The Trustee may resign at any time by so notifying the Issuers.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Issuers shall remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

(b)                                 If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

(c)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail (or otherwise deliver in accordance with the procedures of the Depository) a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   Notwithstanding the replacement of the Trustee pursuant to this Section, the obligations of the Issuers and the Guarantors under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09                                                     Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have.

Section 7.10                                                     Eligibility; Disqualification.   The Trustee shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 7.11                                                     [Reserved].

Section 7.12                                                     Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a)                                 Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Notes Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  Each of the Trustee and the Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Notes Collateral Agent in good faith.

(b)                                 The Trustee and the Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on their respective part hereunder or under any Security Document, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Subject to Section 7.01 of this Indenture, the Trustee and the Notes Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreement, the Escrow Agreement, the Security Agreement or any other Security Document by the Issuers or the Guarantors.  The Trustee and the Notes Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Issuers or by the Trustee or the Notes Collateral Agent, in relation to any matter arising in the administration of this Indenture, the Intercreditor Agreement, the Escrow Agreement or the Security Documents.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01                             Termination of the Issuers’ Obligations.  The Issuers may terminate their obligations under the Notes and this Indenture and the obligations of the Guarantors under the Notes Guarantees and this Indenture, and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

(1)                                 either

(A)                          all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)                          all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in U.S. dollars in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable written instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that, with respect to any redemption pursuant to Section 5 of the Notes that requires the payment of the Applicable Premium, the redemption price deposited shall be sufficient for purposes of this Indenture to the extent that the redemption price so deposited with the Trustee is calculated using an amount equal to the Applicable Premium computed using the Adjusted Treasury Rate as of the third Business Day preceding the date of such deposit with the Trustee; with any deficit as of the date of redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)                                 the Issuers have paid all other sums then due and payable under this Indenture by QCP or the Issuers, and

(3)                                 the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

In the case of clause (B) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Issuers only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08.  After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for those surviving obligations specified above.

Section 8.02                             Legal Defeasance and Covenant Defeasance.

(a)                                 The Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b)                                 Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to the Indenture and all outstanding Notes (including Notes Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and cure all then existing Events of Default.  For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Notes Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Notes Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)                                     the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii)                                  the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 4.02 hereof;

(iii)                               the rights, powers, protections, duties, indemnities and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(iv)                              the provisions of this Article Eight applicable to Legal Defeasance.

Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

(c)                                  Upon the Issuers’ exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuers), 4.07 through 4.18 and clause (3) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Notes Guarantees, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Notes Guarantees shall be unaffected thereby.  In addition, upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (3), (4), (5) and (6), and solely with respect to Guarantors, clauses (7) and (8), of Section 6.01 shall not constitute Events of Default.

Section 8.03                             Conditions to Legal Defeasance or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

(1)                                 the Issuers shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion or based on a report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the Notes; provided that, with respect to any redemption pursuant to Section 5 of the Notes that requires the payment of the Applicable Premium, the redemption price deposited shall be sufficient for purposes of this Indenture to the extent that the redemption price so deposited with the Trustee is calculated using an amount equal to the Applicable Premium computed using the Adjusted Treasury Rate as of the third Business Day preceding the date of such deposit with the Trustee, with any deficit as of the date of redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)                                 in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a)                                 the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)                                 since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and substantially simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the funds deposited in connection therewith);

(5)                                 the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or material instrument (other than this Indenture) to which QCP or any of its Subsidiaries is a party or by which QCP or any of its Subsidiaries is bound (other than any such default relating to any Indebtedness being repaid, discharged, defeased, redeemed or repurchased from any borrowing of funds to be applied to such deposit and any similar and substantially simultaneous deposit relating to such Indebtedness, and the granting of Liens on the funds deposited in connection therewith); and

(6)                                 the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in this Section 8.03 have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at stated maturity within one year or are to be called for redemption within one year under irrevocable written arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Section 8.04                             Application of Trust Money.  Subject to Section 8.05, the Trustee or Paying Agent shall hold in trust all U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes.  The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuers.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, subject to any relevant unclaimed property laws, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ written request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.05                             Repayment to the Issuers.  Subject to any relevant unclaimed property laws, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years.  After payment to the Issuers, Holders entitled to such money shall look to the Issuers for payment as general creditors unless an applicable law designates another Person.

Section 8.06                             Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and the Guarantors’ obligations under this Indenture, and the Notes and the Notes Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuers have made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01                             Without Consent of Holders.  QCP, Parent, the Issuers, the Guarantors, the Notes Collateral Agent and the Trustee, together, may amend or supplement this Indenture, the Notes, the Notes Guarantees, the Security Documents and/or the Intercreditor Agreement without notice to or consent of any Holder:

(1)                                 to cure any ambiguity, omission, defect, mistake or inconsistency;

(2)                                 to provide for the assumption by a successor corporation or other entity of the obligations of any Issuer or any Guarantor under this Indenture, the Notes, the Notes Guarantees, the Security Documents and/or the Intercreditor Agreement;

(3)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)                                 to add guarantees with respect to the Notes, including any Notes Guarantees, or to add collateral to secure the Notes;

(5)                                 to add to the covenants of QCP, the Issuers or a Restricted Subsidiary of QCP for the benefit of the Holders or to surrender any right or power conferred upon QCP, the Issuers or a Restricted Subsidiary of QCP or to add additional Events of Default;

(6)                                 to make any change that does not adversely affect the rights of any Holder in any material respect;

(7)                                 to release or subordinate Collateral as permitted by this Indenture, the Security Documents or the Intercreditor Agreement;

(8)                                 to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(9)                                 to conform the text of this Indenture, the Notes Guarantees, the Notes, the Security Documents and/or the Intercreditor Agreement to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” section of the Offering Memorandum was intended to be a recitation of a provision of this Indenture, the Notes Guarantees, the Notes, the Security Documents and/or the Intercreditor Agreement as set forth in an Officer’s Certificate delivered to the Trustee;

(10)                          to evidence and provide for the acceptance of appointment by a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(11)                          to release a Guarantor from its Notes Guarantee as permitted by and in accordance with this Indenture;

(12)                          to provide for a reduction in the minimum denominations of the Notes;

(13)                          to comply with the rules of any applicable securities depositary;

(14)                          to provide for the issuance of Additional Notes and related guarantees in accordance with the limitations set forth in this Indenture;

(15)                          to add additional secured creditors holding other First Priority Lien Obligations, Other Second Lien Obligations or Junior Lien Obligations so long as such obligations are not prohibited by this Indenture; or

(16)                          to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes; provided, that the action shall not adversely affect the interests of the Holders of Notes in any material respect.

Section 9.02                             With Consent of Holders.

(a)                                 Subject to Section 6.07 and this Section 9.02, the Issuers, the Guarantors and the Trustee, together, with the consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may amend or supplement this Indenture, the Notes or the Notes Guarantees, without notice to any other Holders.  Subject to Sections 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Notes Guarantees without notice to any other Holders (including, without limitation, waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)                                 Notwithstanding Section 9.02(a), without the consent of each Holder affected (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment or waiver may:

(1)                                 change the Stated Maturity of the principal of, or any installment of interest on, any Note (in each case, other than pursuant to Section 4.07 or Section 4.11);

(2)                                 reduce the principal amount of, or premium, if any, or interest on, any Note or make any Note payable in a currency other than that stated in the Note;

(3)                                 change the place of payment of principal of, or premium, if any, or interest on, any Note;

(4)                                 make any change in the provisions of this Indenture entitling any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates thereof, or setting forth the contractual right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Note;

(5)                                 reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(6)                                 waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);

(7)                                 voluntarily release a Guarantor of the Notes, except as permitted by this Indenture;

(8)                                 reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with provisions of this Indenture or for waiver of Defaults; or

(9)                                 make any change in the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Notes Guarantee as to contractual right of payment in a manner which adversely affects the Holders;

(10)                          following the occurrence of a Change of Control or after the obligation to make an Offer to Purchase the Notes as a result of an Asset Sale has occurred, waive the Issuers’ obligation to make and consummate an Offer to Purchase as a result of a Change of Control or an Offer to Purchase the Notes as a result of an Asset Sale, or amend the provisions of this Indenture relating thereto; or

(11)                          make any change to the provisions of this Indenture, the Intercreditor Agreement or the Security Documents with respect to the pro rata application of proceeds of Collateral in respect of the Notes required thereby in a manner that by its terms modifies the application of such proceeds in respect of the Notes required thereby to be on a less than pro rata basis to the Holder of such Note.

(c)                                  Except as expressly provided by this Indenture, the Security Documents or the Intercreditor Agreement, without the consent of the Holders of at least 66.67% in an aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Notes or reduce such voting requirement.

(d)                                 It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(e)                                  A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) or a purchase of such Holder’s Notes shall not be rendered invalid by such tender, exchange or purchase.

(f)                                   After an amendment, supplement or waiver under this Section 9.02 becomes effective, QCP shall give to the Holders affected thereby a notice (which may be given in accordance with applicable Depository procedures) briefly describing the amendment, supplement or waiver.  Any failure of QCP to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(g)                                  Neither QCP nor any Affiliate of QCP may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 9.03                             [Reserved].

Section 9.04                             Revocation and Effect of Consents.  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, subject to the terms of the request for consents, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke, subject to the terms of the request for consents, any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.  The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05                             Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee.  The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense.  Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the valid and binding obligation of the Issuers enforceable in accordance with its terms, subject to customary exceptions.  Such Opinion of Counsel shall be at the expense of the Issuers.

ARTICLE TEN

NOTES GUARANTEE

Section 10.01                      Notes Guarantee.  Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this Notes Guarantee is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Subject to Section 6.06 hereof, each Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Notes Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Notes Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Notes Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Notes Guarantee.

Section 10.02                      Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Notes Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Notes Guarantee not constituting a fraudulent transfer or conveyance.  Each Guarantor that makes a payment for distribution under its Notes Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

Section 10.03                      Execution and Delivery of Notes Guarantee.  To evidence its Notes Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Notes Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Notes Guarantee.

If an Officer whose signature is on this Indenture or on the Notes Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Notes Guarantee is endorsed, the Notes Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Notes Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04                      Release of a Guarantor.

(a)                                 A Guarantor shall be automatically and unconditionally released from its obligations under its Notes Guarantee and its obligations under this Indenture:

(1)                                 upon any sale, exchange or transfer (including through merger or consolidation), to any Person that is not QCP or a Subsidiary of QCP of Capital Stock held by QCP and its Restricted Subsidiaries in, or all or substantially all the assets of, such Guarantor (which sale, exchange or transfer is not prohibited by this Indenture) such that, immediately after giving effect to such transaction, such Guarantor would no longer constitute a Restricted Subsidiary of QCP,

(2)                                 in connection with the merger or consolidation of such Guarantor with (a) an Issuer or (b) any other Guarantor (provided that in the case of this clause (b) the surviving entity remains or becomes a Guarantor upon consummation thereof),

(3)                                 if QCP properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with this Indenture,

(4)                                 upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,

(5)                                 upon a liquidation or dissolution or winding-up of such Guarantor not prohibited by this Indenture,

(6)                                 upon the release or discharge of the Indebtedness or guarantee that resulted in the creation of such Notes Guarantee (and any other guarantee given as a result thereof), except a discharge or release by or as a result of payment under such guarantee, or

(7)                                 upon payment in full of the principal of, and accrued and unpaid interest on, the Notes.

(b)                                 In addition, any Notes Guarantee provided by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged if such Subsidiary Guarantor ceases to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of First Priority Lien Obligations or other exercise of remedies in respect thereof, subject to, in each case, the application of the proceeds of such foreclosure or exercise of remedies in the matter described in the Security Documents.

(c)                                  In addition, any Notes Guarantee provided by QCP or Parent shall provide by its terms that it shall be automatically and unconditionally released and discharged if each of QCP and Parent transfers transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly Owned Subsidiary of QCP in accordance with Section 5.01, and such transferee entity assumes such each of QCP’s and Parent’s obligations under this Indenture.

(d)                                 The Trustee may execute an appropriate instrument prepared by the Issuers evidencing the release of a Guarantor from its obligations under its Notes Guarantee and this Indenture upon receipt of a request by the Issuers or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04 and that all conditions precedent have been met; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuers.

ARTICLE ELEVEN

RANKING OF NOTE LIENS

Section 11.01                      Relative Rights. The Intercreditor Agreement defines the relative rights, as lienholders, of holders of Liens securing First Priority Lien Obligations and holders of Liens securing Second Priority Lien Obligations, including the Notes Obligations. Nothing in this Indenture or the Intercreditor Agreement will:

(a)                                 impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of, premium and interest on Notes in accordance with their terms or to perform any other obligation of the Issuers or any other obligor under this Indenture, the Notes, the Guarantees and the Security Documents;

(b)                                 restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreements;

(c)                                  prevent the Trustee, the Notes Collateral Agent or any Holder from exercising against the Issuers or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreements); or

(d)                                 restrict the right of the Trustee, the Notes Collateral Agent or any Holder:

(1)                                 to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any obligor;

(2)                                 to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(3)                                 to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(4)                                 to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article Ten;

(5)                                 to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(6)                                 to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(7)                                 otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose if it were a holder of unsecured claims; or (x) as to any matter relating to any plan of reorganization or other (y) restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding (in each case except as set forth in the Intercreditor Agreement).

ARTICLE TWELVE

COLLATERAL

Section 12.01                                              Security Documents.

(a)                                 On the Issue Date, the Issuers and the Trustee shall execute and deliver the Escrow Agreement. Until the Escrow Release Date, the payment of the principal of and interest on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise shall be secured as provided in the Escrow Agreement.

(b)                                 From and after the Escrow Release Date, the payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuers pursuant to the Notes or by the Guarantors pursuant to the Notes Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Issuers and the Guarantors under this Indenture, the Notes, the Notes Guarantees and the Security Documents shall be secured as provided in the Security Documents, which the Issuers and the applicable Guarantors will enter into on or prior to the Escrow Release Date and will be secured by Security Documents thereafter delivered as required or permitted by this Indenture, the Security Documents or the Intercreditor Agreement.  The Issuers shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiary shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuers and the Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest subject only to Permitted Liens and Liens permitted by Section 4.12.

(c)                                  Notwithstanding the foregoing, the Issuers shall use commercially reasonable efforts to perfect all security interests in the Collateral (other than Excluded Property) on or prior to the Escrow Release Date and to execute and deliver such mortgages, financing statements and certificates, title insurance policies, surveys, opinions of counsel and other documents, in each case, as shall be reasonably necessary or appropriate to grant, perfect and confirm the validity and priority of the Notes Collateral Agent’s perfected security interest. With respect to any Collateral (other than Excluded Property), for which security interests have not been granted or perfected on or prior to the Escrow Release Date, the Issuers shall use commercially reasonable efforts to cause the taking of additional actions required to grant or perfect the security interest in the Collateral required to be pledged under this

Indenture and the Security Documents and to cause mortgages (junior to such mortgages granted to the Credit Facility Collateral Agent) to be recorded with respect to the real properties of the Issuers and the Guarantors (other than Excluded Property), and, where applicable, to obtain title insurance policies insuring the mortgages on the properties within 90 days following the Spin-Off Completion Date (unless extended by the Credit Facility Collateral Agent).

Section 12.02                                              Notes Collateral Agent.

(a)                                 The Notes Collateral Agent is authorized and empowered to appoint one or more co-Notes Collateral Agents as it deems necessary or appropriate.

(b)                                 Subject to Section 7.01, neither the Trustee nor the Notes Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Notes Obligations, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing the Notes Obligations or the Security Documents or any delay in doing so.

(c)                                  The Notes Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture); provided that in the event of conflict between directions received pursuant to the Security Documents and the Intercreditor Agreement and directions received hereunder, the Notes Collateral Agent will be subject to directions received pursuant to the Security Documents and the Intercreditor Agreement.  Except as directed by the Trustee as required or permitted by this Indenture and any other representatives pursuant to the Security Documents or the Intercreditor Agreement, the Notes Collateral Agent will not be obligated:

(x)                                 to act upon directions purported to be delivered to it by any other Person;

(y)                                 to foreclose upon or otherwise enforce any Lien securing the Notes Obligations; or

(z)                                  to take any other action whatsoever with regard to any or all of the Liens securing the Notes Obligations, Security Documents or Collateral.

(d)                                 The Notes Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing the Notes Obligations or the Security Documents.

(e)                                  In acting as Notes Collateral Agent or co-Notes Collateral Agent, the Notes Collateral Agent and each co-Notes Collateral Agent may rely upon and enforce each and all of the rights, protections, privileges, powers, immunities, indemnities and benefits of the Trustee under Article Seven hereof.

(f)                                   The Holders of Notes agree that the Notes Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Notes Collateral Agent by this Indenture and the Security Documents.  Furthermore, each Holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Notes Collateral Agent to enter into and perform each of the Intercreditor Agreement and Security Documents in each of its capacities thereunder.

(g)                                  If the Issuers (i) Incur First Priority Lien Obligations not prohibited by this Indenture at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First Priority Lien Obligations entitled to the benefit of the Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Priority Lien Obligations so Incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(h)                                 At all times when the Trustee is not itself the Notes Collateral Agent, the Issuers will deliver to the Trustee copies of all Security Documents delivered to the Notes Collateral Agent and copies of all documents delivered to the Notes Collateral Agent pursuant to this Indenture and the Security Documents.

(i)                                     Notwithstanding anything in this Indenture to the contrary and for the avoidance of doubt, the Notes Collateral Agent and the Trustee shall have no duty to act outside of the United States of America in respect of any Collateral.

Section 12.03                                              Authorization of Actions to Be Taken.

(a)                                 Each Holder of Notes, by its acceptance thereof, appoints the Notes Collateral Agent as its collateral agent under the Security Documents, consents and agrees to the terms of each Security Document, the Escrow Agreement, the Intercreditor Agreement and any future intercreditor agreement under Section 12.02(g) as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and/or the Notes Collateral Agent to enter into the Escrow Agreement, the Intercreditor Agreement and the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Notes Collateral Agent to enter into, and the Notes Collateral Agent to execute and deliver, the Security Documents and Intercreditor Agreement and authorizes and empowers the Trustee and the Notes Collateral Agent to bind the Holders of Notes and other holders of Obligations secured by the Security Documents as set forth in the Security Documents to which it is a party, the Intercreditor Agreement and any future intercreditor agreement under Section 12.02(g) and to perform its obligations and exercise its rights and powers thereunder.

(b)                                 Subject to the provisions of the Intercreditor Agreement, any future intercreditor agreement under Section 12.02(g) and the Security Documents, the Trustee and the Notes Collateral Agent are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Notes Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c)                                  Subject to the provisions of Article Six, Section 7.01 and Section 7.02 hereof, the Intercreditor Agreement, any future intercreditor agreement under Section 12.02(g) and the Security Documents, upon the occurrence and continuance of an Event of Default, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)                                 foreclose upon or otherwise enforce any or all of the Liens securing the Notes Obligations;

(2)                                 enforce any of the terms of the Security Documents to which the Notes Collateral Agent or Trustee is a party; or

(3)                                 collect and receive payment of any and all Notes Obligations.

(d)                                 Subject to the Intercreditor Agreement and any future intercreditor agreement under Section 12.02(g), the Trustee is authorized and empowered to institute and maintain, or direct the Notes Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Notes Obligations or the Security Documents to which the Notes Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Notes Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Notes Collateral Agent.

Section 12.04                                              Release of Liens.  (a) Notwithstanding anything to the contrary in the Security Documents or the Intercreditor Agreement and any future intercreditor agreement under Section 12.02(g), Collateral may be released from the Lien and security interest created by the Security Documents to secure the Notes and obligations under this Indenture at any time or from time to time in accordance with the provisions of the Intercreditor Agreement and any future intercreditor agreement under Section 12.02(g) or the Security Documents or as provided hereby.  The applicable assets included in the Collateral shall be automatically released from the Liens securing the Notes, and the applicable Guarantor shall be automatically released from its obligations under this Indenture and the Security Documents, under any one or more of the following circumstances or any applicable circumstance as provided in the Intercreditor Agreement and any future intercreditor agreement under Section 12.02(g) or the Security Documents:

(1)         to enable the Issuers or any Guarantor to consummate the disposition (other than any disposition to the Issuers or another Subsidiary Guarantor) of such property or assets to the extent not prohibited under Section 4.11;

(2)         in respect of the property and assets of a Subsidiary Guarantor, upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.09 and the definition of “Unrestricted Subsidiary”, and such Guarantor shall be automatically released from its obligations hereunder and under the Security Documents;

(3)         in respect of the property and assets of a Subsidiary Guarantor, upon the release or discharge of the Notes Guarantee of such Guarantor in accordance with this Indenture;

(4)         in respect of the property and assets of either QCP or Parent, upon the release or discharge of the Notes Guarantee of such Guarantor in accordance with this Indenture;

(5)         in respect of the property and assets of an Issuer, upon the release or discharge of the Issuer’s Notes Obligations in accordance with the Indenture;

(6)         in respect of any property and assets securing the First Priority Lien Obligations, upon the release of the security interests securing such assets or property securing any First Priority Lien Obligations, other than in connection with a Discharge of Senior Lender Claims;

(7)         in connection with any enforcement by the holders of First Priority Lien Obligations in accordance with the Intercreditor Agreement;

(8)         pursuant to an amendment or waiver in accordance with Article Nine; and

(9)         if the Notes have been discharged or defeased pursuant to Section 8.01.

In addition, (i) the security interests granted pursuant to the Security Documents securing the Notes Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors (as defined in the Security Agreement), as of the date when all the Notes Obligations under this Indenture and the Security Documents (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds; and (ii) the security interests granted pursuant to the Security Documents securing the Notes Obligations shall automatically terminate as of the date when the Holders of at least 66.67% in aggregate principal amount of all Notes issued under this Indenture consent to the termination of the Security Documents.

In connection with any termination or release pursuant to this Section 12.04(a), the Notes Collateral Agent shall execute and deliver to any Pledgor (as defined in the Security Agreement), at such Pledgor’s sole expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Collateral (as defined in the Security Agreement) that may be in the possession of the Notes Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Indenture or the Security Documents.  Any execution and delivery of documents pursuant to this Section 11.04(a) shall be without recourse to or warranty by the Notes Collateral Agent.  In connection with any release pursuant to this Section 11.04(a), the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

Upon the receipt of an Officer’s Certificate from the Issuer, as described in Section 11.04(b) below, if applicable, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuers, the Notes Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement, or any future intercreditor agreement under Section 12.02(g).

(b)                                 Notwithstanding anything herein to the contrary, in connection with (x) any release of Collateral pursuant to Section 12.04(a)(2), (3), or (9), such Collateral may not be released from the Lien and security interest created by the Security Documents and (y) any release of Collateral pursuant to Section 12.04(a)(1), (7) and (8) the Notes Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless, in each case, an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 12.04, have been met, and stating under which of the circumstances set forth in Section 12.04(a) above the Collateral is being released, have been delivered to the Notes Collateral Agent on or prior to the date of such release or, in the case of clause (y) above, the date on which the Notes Collateral Agent executes any such instrument.

(c)                                  Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Notes Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement or any future intercreditor agreement under Section 12.02(g).

Section 12.05                                              Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Twelve upon the Issuers or the Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or the Guarantors or of any officer or officers thereof required by the provisions of this Article Twelve; and if the Trustee, Notes Collateral Agent or a nominee of the Trustee or Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, Notes Collateral Agent or a nominee of the Trustee or Notes Collateral Agent.

Section 12.06                                              Release Upon Termination of the Issuers’ Obligations.  In the event (i) that the Issuers deliver to the Trustee an Officer’s Certificate and Opinion of Counsel certifying that all the Notes Obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Issuers’ Notes Obligations under the Notes, this Indenture and the Security Documents, and all such Notes Obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article Eight, the Trustee shall deliver to the Issuers and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary at the request and expense of the Issuers to release such Lien as soon as is reasonably practicable.

Section 12.07                                              Designations.  Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement or any future intercreditor agreement under Section 12.02(g) requiring the Issuers to designate Indebtedness for the purposes of the terms First Priority Lien Obligations, Other Second Lien Obligations, Second Priority Lien Obligations, Junior Lien Obligations or any other such designations hereunder or under the Intercreditor Agreement or any future intercreditor agreement under Section 12.02(g), any such designation shall be sufficient if the relevant designation provides in writing that such First Priority Lien Obligations, Other Second Lien Obligations, Second Priority Lien Obligations or Junior Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuers by an Officer and delivered to the Trustee and the Notes Collateral Agent.  For all purposes hereof and the Intercreditor Agreement or any future intercreditor agreement under Section 12.02(g), the Issuers hereby designate the Obligations pursuant to the Credit Agreement as in effect on the Escrow Release Date as Second Priority Lien Obligations.

ARTICLE THIRTEEN

ESCROW ARRANGEMENTS

Section 13.01                      Escrow Account.  Notwithstanding anything in this Indenture to the contrary, on the Issue Date simultaneously with the issuance of the Notes, the Issuers and HCP shall, pursuant to the terms of the Escrow Agreement, deposit into the Escrow Account the proceeds of the Offering of the Notes and such additional amounts (collectively with the Escrow Account and any other property from time to time held in the Escrow Account, the “Escrow Property”) in an amount sufficient to yield the aggregate Special Mandatory Redemption Price on the Special Mandatory Redemption Date for all of the Notes. The Issuers and HCP shall grant to the Trustee, for the benefit of Holders of the Notes, a security interest on a first-priority basis in the Escrow Property to secure the Notes Obligations pending disbursement in accordance with the terms of the Escrow Agreement.  Pending disbursement, the Escrow Property may be invested in cash and Permitted Escrow Investments denominated in U.S. dollars as directed by the Issuers.

Section 13.02                      Special Mandatory Redemption.  If the Escrow Condition has not been satisfied on or prior to the Outside Date or QCP determines in its sole discretion at any time prior to the Outside Date that the Escrow Conditions cannot be satisfied on or prior to the Outside Date, the Escrow Agent shall, pursuant to the terms of the Escrow Agreement upon delivery by QCP to the Escrow Agent and the Trustee of an Officer’s Certificate instructing the Escrow Agent to release the funds and certifying that the Escrow Condition cannot be, or has not been, satisfied by the Outside Date, release the Escrow Property (including investment earnings thereon) to the Trustee for application as payment to the Holders of the Notes of the Special Mandatory Redemption Price pursuant to the final paragraph of Paragraph 5 of the Note.

Section 13.03                      Release of Escrow Property.  Upon the satisfaction of the Escrow Condition on or prior to the Outside Date the Escrow Property will be released in accordance with the terms of the Escrow Agreement.

ARTICLE FOURTEEN

MISCELLANEOUS

Section 14.01                      [Reserved].

Section 14.02                      Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by fax, by electronic mail in PDF format, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Issuers or any Guarantor:

Quality Care Properties, Inc.

7315 Wisconsin Ave.

Suite 250-W

Bethesda, MD 20814

Attention: Chief Financial Officer

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Monica K. Thurmond

Fax: (212) 757-3990

if to the Trustee:

Wilmington Trust, National Association

Global Capital Markets

1100 North Market Street

Wilmington, DE  19890

Attention:  QCP Administrator

Fax:  (302) 636-4149

Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to the Issuers, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged (which may be an electronic confirmation of delivery), if faxed or delivered by electronic mail (in PDF format); five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service, except that notices to the Trustee are effective only upon actual receipt by a Responsible Officer.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail to its address as it appears on the registration books of the Registrar or given in accordance with applicable Depository procedures and shall be sufficiently given to such Holder if so given within the time prescribed.

Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it (other than with respect to the Trustee).

Section 14.03                      [Reserved].

Section 14.04                      Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

(1)                                 an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.05                      Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.06, shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4)                                 a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 14.06                      Rules by Paying Agent or Registrar.  The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

Section 14.07                      Legal Holidays.  If a Payment Date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

Section 14.08                      Governing Law; Waiver of Jury Trial; Jurisdiction.  This Indenture, the Notes and the Notes Guarantees will be governed by and construed in accordance with the laws of the State of New York.  EACH OF THE PARTIES HERETO, AND EACH OF THE HOLDERS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTES GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

To the fullest extent permitted by applicable law, each of the Issuers and Guarantors hereby irrevocably submits to the jurisdiction of any federal or state court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  Each of the Issuers and Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum.  Each of the Issuers and Guarantors agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each of the Issuers and Guarantors, and may be enforced in any courts to the jurisdiction of which such Issuer or Guarantor is subject by a suit upon such judgment, provided, that service of process is effected upon such Issuer or Guarantor as permitted by law.

Section 14.09                      No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or any of their Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10                      No Recourse Against Others.  No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or the Guarantors in this Indenture, or in any of the Notes or Notes Guarantees or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, stockholder, member, manager, partner, officer, director, employee or controlling person, in their capacity as such, of the Issuers or the Guarantors or of any successor Person thereof.  Each Holder, by accepting the Notes, waives and releases all such liability.  Such waiver and release are part of the consideration for issuance of the Notes.

Section 14.11                      Successors.  All agreements of the Issuers and the Guarantors in this Indenture, the Notes and the Notes Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.12                      Duplicate Originals.  All parties may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile,.pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 14.13                      Severability.  To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Notes Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 14.14                      U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Notes Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and the Notes Collateral Agent.  The parties to this Indenture agree that they will provide the Trustee and the Notes Collateral Agent with such information as it may request in order for the Trustee and the Notes Collateral Agent to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.15                      Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.16                      When Notes Disregarded In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or the Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee has received written notice thereof are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

[signature pages follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

QCP AL REIT, LLC

By:	/s/ Troy E. McHenry
	Name:	Troy E. McHenry
	Title:	Executive Vice President
and Corporate Secretary

QCP SNF WEST REIT, LLC

By:	/s/ Troy E. McHenry
	Name:	Troy E. McHenry
	Title:	Executive Vice President
and Corporate Secretary

QCP SNF CENTRAL REIT, LLC

By:	/s/ Troy E. McHenry
	Name:	Troy E. McHenry
	Title:	Executive Vice President
and Corporate Secretary

QCP SNF EAST REIT, LLC

By:	/s/ Troy E. McHenry
	Name:	Troy E. McHenry
	Title:	Executive Vice President
and Corporate Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee and as Notes Collateral Agent

By:	/s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES

1.                                      Definitions.

1.1                               Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” or “DTC” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

Exhibit A-1

“Rule 144A Notes” means all Initial Notes initially offered and sold to QIBs in reliance on Rule 144A.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

1.2                               Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Note	2.1(b)
Regulation S Temporary Global Note	2.1(b)
Rule 144A Global Notes	2.1(b)

2.                                      The Notes.

2.1                               Form and Dating; Global Notes.

(a)                                 The Initial Notes issued on the date hereof will be (i) privately placed by the Issuers pursuant to the Offering Memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S.  Persons (as defined in Regulation S) in reliance on Regulation S.  Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.  Additional Notes offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more agreements in accordance with applicable law.

(b)                                 Global Notes.  (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of Agent Members who are designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Exhibit A-2

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes.  The Global Notes shall bear the Global Note Legend.  The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes.  The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii)                                  Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2.  In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Note and the Issuers thereupon fail to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.  In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

Exhibit A-3

(iii)                               In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and, upon written order of the Issuers signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)                              Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v)                                 Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)                              The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2                               Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except as set forth in Section 2.1(b).  Global Notes will not be exchanged by the Issuers for Definitive Notes except under the circumstances described in Section 2.1(b)(ii).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture.  Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

(b)                                 Transfer and Exchange of Beneficial Interests in Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository.  Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S.  Person or for the account or benefit of a U.S.  Person.  A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

Exhibit A-4

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(i).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv)                              Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)                               if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)                               if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuers or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

Exhibit A-5

(v)                                 Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c)                                  Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.  Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)                                     Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes.  If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B)                               if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C)                               if such Transfer Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D)                               if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(E)                                if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

Exhibit A-6

(F)                                 if such Transfer Restricted Definitive Note is being transferred to the Issuers or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)                                  Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(a)         if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(b)         if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuers or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

Exhibit A-7

(iv)                              Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)                                     Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes.  A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C)                               if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D)                               if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E)                                if such transfer will be made to the Issuers or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)                                  Transfer Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)                               if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B)                               if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note,

Exhibit A-8

and, in each such case, if the Issuers or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv)                              Unrestricted Definitive Notes to Transfer Restricted Definitive Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)                                   Legend.

(i)                                     Except as permitted by the following paragraph (iii), (iv) or (v), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE

Exhibit A-9

SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

“FROM THE ESCROW RELEASE DATE, THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT BETWEEN BARCLAYS BANK PLC, AS FIRST LIEN FACILITY AGENT AND APPLICABLE FIRST LIEN AGENT, AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SECOND LIEN FACILITY AGENT AND APPLICABLE SECOND LIEN AGENT, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, TO BE ENTERED INTO ON THE ESCROW RELEASE DATE, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.”

Each Regulation S Note shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Exhibit A-10

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)                                  Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)                               Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv)                              Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend (other than the portion thereof relating to the Intercreditor Agreement).

(g)                                  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)                                 Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                     To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)                                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii)                               Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Exhibit A-11

(iv)                              All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)                                     No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any securities laws or restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Exhibit A-12

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN

Exhibit A-13

ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

“FROM THE ESCROW RELEASE DATE, THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT BETWEEN BARCLAYS BANK PLC, AS FIRST LIEN FACILITY AGENT AND APPLICABLE FIRST LIEN AGENT, AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SECOND LIEN FACILITY AGENT AND APPLICABLE SECOND LIEN AGENT, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, TO BE ENTERED INTO ON THE ESCROW RELEASE DATE, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.”

[Definitive Notes Legend]

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Exhibit A-14

[FORM OF INITIAL NOTE]

QCP AL REIT, LLC,

QCP SNF WEST REIT, LLC,

QCP SNF CENTRAL REIT, LLC

and

QCP SNF EAST REIT, LLC

No. [ ]	144A CUSIP No. 74736W AA3
144A ISIN No. US74736WAA36
REG S CUSIP No. U7446A AA9
REG S ISIN No. USU7446AAA98
$[ ]

8.125% Senior Secured Second Lien Notes due 2023

QCP AL REIT, LLC, a Delaware limited liability company, QCP SNF WEST REIT, LLC, a Delaware limited liability company, QCP SNF CENTRAL REIT, LLC, a Delaware limited liability company, and QCP SNF EAST REIT, LLC, a Delaware limited liability company, promise to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on November 1, 2023.

Interest Payment Dates:  May 1 and November 1, commencing [        ](1)

Record Dates: April 15 and October 15

Additional provisions of this Note are set forth on the other side of this Note.

(1)                                 To be May 1, 2017 for Notes issued on October 17, 2016.

Exhibit A-15

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

QCP AL REIT, LLC

By:
Name:
Title:

QCP SNF WEST REIT, LLC

By:
Name:
Title:

QCP SNF CENTRAL REIT, LLC

By:
Name:
Title:

QCP SNF EAST REIT, LLC

By:
Name:
Title:

Dated:

Exhibit A-16

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/                                     If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

Exhibit A-17

[FORM OF REVERSE SIDE OF INITIAL NOTE]

8.125% Senior Secured Second Lien Notes due 2023

1.                                      Interest

QCP AL REIT, LLC, a Delaware limited liability company, QCP SNF WEST REIT, LLC, a Delaware limited liability company, QCP SNF CENTRAL REIT, LLC, a Delaware limited liability company, and QCP SNF EAST REIT, LLC, a Delaware limited liability company (together, the “Issuers”), promise to pay interest on the principal amount of this Note at the rate per annum shown above.  The Issuers shall pay interest semiannually on May 1 and November 1 of each year (each an “Interest Payment Date”), commencing [           ] (2).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 17, 2016, until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Issuers shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.                                      Method of Payment

The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on April 15 or October 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day).  Holders must surrender Notes to the Paying Agent to collect principal payments.  The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.  The Issuers shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S.  dollar account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                      Paying Agent and Registrar

Initially, Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent or Registrar upon written notice to such Paying Agent or Registrar and to the Trustee.  The Issuers or any of their domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

(2)                                 To be May 1, 2017 for Notes issued on October 17, 2016.

Exhibit A-18

4.                                      Indenture

The Issuers issued the Notes under an Indenture dated as of October 17, 2016 (the “Indenture”), among the Issuers, the Guarantors party thereto and the Trustee and Notes Collateral Agent. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.  If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are second-priority senior secured obligations of the Issuers.  This Note is one of the Initial Notes referred to in the Indenture.  The Notes include the Initial Notes and any Additional Notes.  The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of certain capital stock of the Issuers and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales.  The Indenture also imposes limitations on the ability of the Issuers and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of their property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed the Notes Obligations pursuant to the terms of the Indenture and any Guarantor that executes a Notes Guarantee will unconditionally guarantee the Notes Obligations on a second-priority senior secured basis from the Escrow Release Date pursuant to the terms of the Indenture.

5.                                      Redemption

On or after November 1, 2019, the Issuers may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by the Issuers by first-class mail to each Holder’s registered address, or delivered electronically if held by DTC (with a copy to the Trustee), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

Period	redemption price
2019	104.063%
2020	102.708%
2021	101.354%
2022 and thereafter	100.000%

In addition, prior to November 1, 2019, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by the Issuers by first-class mail to each Holder’s registered address, or delivered electronically if held by DTC (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Exhibit A-19

Notwithstanding the foregoing, at any time and from time to time on or prior to November 1, 2019, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) in an amount equal to the net cash proceeds of one or more Equity Offerings (1) by the Issuers or (2) by any direct or indirect parent of the Issuers to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuers or used to purchase Capital Stock (other than Disqualified Stock) of the Issuers, at a redemption price (expressed as a percentage of principal amount thereof) of 108.125%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed by the Issuers to each Holder of Notes being redeemed to each such Holder’s registered address, or delivered electronically if held by DTC (with a copy to the Trustee), and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof.  In addition, any redemption described above or notice thereof may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.

In the event that (1) the Spin-Off Completion Date has not occurred on or prior to 10:00 a,m. New York City time on the Outside Date, (2) QCP delivers to the Trustee an Officer’s Certificate stating that QCP has in its sole discretion that the Spin-Off Completion Date will not occur on or prior to the Outside Date, or (3) QCP notifies the Trustee in writing that HCP will not pursue the consummation of the Spin-Off by the Outside Date (such earlier date, the “Escrow Date of Determination”), the Issuers shall promptly send a notice of redemption to Holders of the Notes stating (x) that an Escrow Date of Determination has occurred, (y) the Special Mandatory Redemption Price and that the Notes will be redeemed at the Special Mandatory Redemption Price no later than the fifth (5th) Business Day following the Escrow Date of Determination (such date, the “Special Mandatory Redemption Date”) and (z) such other items set forth in Section 3.03 of the Indenture (as if such Section 3.03 applied to such notice of special mandatory redemption).  On the Special Mandatory Redemption Date, the Issuers shall be required to redeem the Notes at the Special Mandatory Redemption Price.

6.                                      Mandatory Redemption

Except as set forth in the final paragraph of Paragraph 5 of this Note, the Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.                                      Notice of Redemption

Notices of redemption (other than notices of redemption in connection with the final paragraph of Paragraph 5 of this Note) will be mailed by first class mail at least 30 but not more than 60 days before the redemption date, to each Holder of Notes to be redeemed at its registered address or otherwise delivered in accordance with the procedures of The Depository Trust Company (“DTC”) (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article Eight thereof.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

Exhibit A-20

8.                                      Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales.

Upon the occurrence of a Change of Control, each holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.11 of the Indenture, the Issuers will be required to offer to purchase Notes upon the occurrence of certain events.

9.                                      Ranking and Collateral.

From the Issue Date to the Escrow Release Date, the Notes will be secured by a first-priority security interest in the Escrow Property pursuant to the Escrow Agreement. From the Escrow Release Date, the Notes and the Notes Guarantees will be secured by second-priority security interest (subject to the Permitted Liens and Liens permitted by Section 4.04 of the Indenture) in the Collateral pursuant to the Security Documents (but subject to the terms and conditions of the Security Documents and the Intercreditor Agreement).  The Liens securing Second Priority Lien Obligations upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking with all present and future Liens securing First Priority Lien Obligations and will be equal in ranking to all present and future Liens securing the Other Second Lien Obligations.

10.                               Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and the Issuers may require a holder to pay any taxes required by law or permitted by the Indenture.  The Issuers shall not be required to make, and the Registrar need not register, the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed or between a Record Date and the related Interest Payment Date.

11.                               Persons Deemed Owners

Except as provided in Paragraph 2 hereof, the registered holder of this Note shall be treated as the owner of it for all purposes.

12.                               Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Exhibit A-21

13.                               Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuers deposit with the Trustee cash in U.S. dollars or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.                               Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Notes Guarantees, the Security Documents and the Intercreditor Agreement may be amended with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions of the Indenture may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.

Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Holder, the Issuers, the Notes Collateral Agent and the Trustee may amend the Indenture, the Notes, the Notes Guarantees, the Security Documents and/or the Intercreditor Agreement (1) to cure any ambiguity, omission, defect, mistake or inconsistency; (2) to provide for the assumption by a successor corporation or other entity of the obligations of any Issuer or any Guarantor under the Indenture, the Notes, the Notes Guarantees, the Security Documents and/or the Intercreditor Agreement; (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; (4) to add guarantees with respect to the Notes, including any Notes Guarantees, or to add collateral to secure the Notes; (5) to add to the covenants of QCP, the Issuers or a Restricted Subsidiary of QCP for the benefit of the Holders or to surrender any right or power conferred upon QCP, the Issuers or a Restricted Subsidiary of QCP or to add additional Events of Default; (6) to make any change that does not adversely affect the rights of any Holder in any material respect; (7) to release or subordinate Collateral as permitted by the Indenture, the Security Documents or the Intercreditor Agreement; (8) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; (9) to conform the text of the Indenture, the Notes Guarantees, the Notes, the Security Documents and/or the Intercreditor Agreement to any provision of the “Description of Notes” contained in the Offering Memorandum to the extent that such provision of the “Description of Notes” in the “Offering Memorandum” was intended to be a recitation of a provision of the Indenture, the Notes Guarantees, the Notes, the Security Documents and/or the Intercreditor Agreement as set forth in an Officer’s Certificate delivered to the Trustee; (10) to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; (11) to release a Guarantor from its Notes Guarantee as permitted by and in accordance with the Indenture; (12) to provide for a reduction in the minimum denominations of the Notes; (13) to comply with the rules of any applicable securities depositary; (14) to provide for the issuance of additional notes and related guarantees in accordance with the limitations set forth in the Indenture; (15) to add additional secured creditors holding other First Priority Lien Obligations, Other Second Lien Obligations or Junior Lien Obligations so long as such obligations are not prohibited by the Indenture; or (16) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes; provided, that the action shall not adversely affect the interests of the Holders of Notes in any material respect. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Exhibit A-22

In addition, the Intercreditor Agreement may be amended (except with respect to the rights, duties, protections, privileges, power, immunities and indemnities of the Trustee, the Notes Collateral Agent and the Second Lien Facility Agent) without notice to or the consent of any Holder, the Trustee or the Notes Collateral Agent in connection with the permitted entry into the Intercreditor Agreement of any class of additional secured creditors holding First Priority Lien Obligations and Other Second Lien Obligations.

15.                               Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 25% in principal amount of outstanding Notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense and certain other conditions are complied with.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.  Subject to certain restrictions, the Holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which it is not adequately indemnified.  Prior to taking any action under the Indenture, the Trustee shall be entitled to security or indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

16.                               Trustee Dealings with the Issuers

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

Exhibit A-23

17.                               No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuers or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture or the Notes Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.

18.                               Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.                               Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

21.                               CUSIP Numbers; ISINs

The Issuers have caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

Exhibit A-24

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint          agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-25

QCP AL REIT, LLC,

QCP SNF WEST REIT, LLC,

QCP SNF CENTRAL REIT, LLC

and

QCP SNF EAST REIT, LLC

8.125% Senior Secured Second Lien Notes due 2023

CUSIP [74736W AA3][U7446A AA9]

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $          principal amount of Notes held in (check applicable space)      book-entry or       definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuers; or
(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or
(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(4)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements in the form of Exhibit B to the Indenture; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-26

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exhibit A-27

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Exhibit A-28

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $              .  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exhibit A-29

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 (Change of Control) or 4.11 (Asset Sale) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 (Change of Control) or 4.11 (Asset Sale) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the
other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a
recognized signature guaranty medallion program
or other signature guarantor program reasonably
acceptable to the Trustee

Exhibit A-30

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

[QUALITY CARE PROPERTIES, INC.]
c/o Wilmington Trust, National Association
Global Capital Markets
1100 North Market Street
Wilmington, DE  19890

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[      ] principal amount of the 8.125% Senior Secured Second Lien Notes due 2023 (the “Notes”) (CUSIP [74736W AA3][U7446A AA9]) of QCP AL REIT, LLC, QCP SNF West REIT, LLC, QCP SNF Central REIT, LLC and QCP SNF East REIT, LLC (collectively with their successors and assigns, the “Issuers”). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.                                      We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either of the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States.  In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the

Exhibit B-1

resale restrictions set forth above.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Dated:

TRANSFEREE: ,

By:

Exhibit B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [           ], among [NEW GUARANTOR] (the “New Guarantor”), a subsidiary of QCP AL REIT, LLC, QCP SNF West REIT, LLC, QCP SNF Central REIT, LLC and QCP SNF East REIT, LLC (collectively, the “Issuers”), the Issuers, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee and as notes collateral agent under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuers, certain Guarantors and the Trustee have heretofore executed an indenture, dated as of October 17, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 8.125% Senior Secured Second Lien Notes due 2023 (the “Notes”), initially in the aggregate principal amount of $750,000,000;

WHEREAS, Section 4.14 of the Indenture provide that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers’ Obligations under the Notes and the Indenture pursuant to a guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.                                      Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.                                      Agreement to Guarantee.  The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes, the Intercreditor Agreement and related Security Documents and to perform all of the obligations and agreements of a Guarantor under the Indenture.

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3.                                      Notices.  All notices or other communications to the New Guarantor shall be given as provided in Section 14.02 of the Indenture.

4.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.                                      Trustee Makes No Representation.  The Trustee makes no representation as to the validity, enforceability or sufficiency of this Supplemental Indenture or as to the statements made in the recitals, all of which are statements of the Issuers and Guarantors respectively.

7.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

QCP AL REIT, LLC

By:
Name: [ ]
Title: [ ]

QCP SNF WEST REIT, LLC

By:
Name: [ ]
Title: [ ]

QCP SNF CENTRAL REIT, LLC

By:
Name: [ ]
Title: [ ]

QCP SNF EAST REIT, LLC

By:
Name: [ ]
Title: [ ]

QUALITY CARE PROPERTIES, INC., as a Guarantor

By:
Name: [ ]
Title: [ ]

QCP HOLDCO REIT, LLC, as a Guarantor

By:
Name: [ ]
Title: [ ]

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[NEW GUARANTOR], as a Subsidiary Guarantor

By:
Name: [ ]
Title: [ ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name: [ ]
Title: [ ]

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